           Reg. Nos. 333- , 333- -01, 333- -02, 333- -03 and 333- -04

       As filed with the Securities and Exchange Commission on May 31, 2002
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                _________________

                                                         BNY Capital V
                                                         BNY Capital VI
                                                         BNY Capital VII
   The Bank of New York Company, Inc.                    BNY Capital VIII
 (Exact name of registrant as specified     (Exact name of each registrant as
         in its charter)                  specified in its certificate of trust)

             New York                                    Delaware
 (State or other jurisdiction of             (State or other jurisdiction of
 incorporation or organization)               incorporation or organization of
                                                    each registrant)

           13-2614959                                    13-7103738
 (I.R.S. Employer Identification No.)                    13-7177235
                                                         13-7177236
                                                         13-7177237

                                            (I.R.S. Employer Identification No.)
           One Wall Street                c/o The Bank of New York Company, Inc.
       New York, New York 10286                        One Wall Street
            (212) 495-1784                         New York, New York 10286
 (Address, including zip code, and                        (212) 495-1784
        telephone number,                      (Address, including zip code, and
 including area code, of registrant's             telephone number, including
      principal executive offices)              area code, of each registrant's
                                                  principal executive offices)

                              J. Michael Shepherd,
                            Executive Vice President,
                          General Counsel and Secretary
                       The Bank of New York Company, Inc.
                                 One Wall Street
                            New York, New York 10286
                               Tel: (212) 635-1643
                               Fax: (212) 635-1070
            (Name, address, including zip code, and telephone number,
          including area code, of agent for service of each registrant)
                                 With copies to:
      Paul A. Immerman                                    Jeffrey J. Delaney
    The Bank of New York                                Pillsbury Winthrop LLP
       One Wall Street                                  One Battery Park Plaza
   New York, New York 10286                             New York, New York 10004
     Tel: (212) 635-1075                                  Tel: (212) 858-1292
     Fax: (212) 635-1665                                  Fax: (212) 858-1500
                              _____________________

================================================================================
    Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the RegistrationStatement becomes effective.

                               _________________

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               __________________

    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                              Proposed         Proposed
                                                           Amount              maximum         maximum
                                                           to be            offering price     aggregate       Amount of
     Title of each class of                              registered (1)      per unit (1)    offering price  registration fee
    securities to be registered                                                 (2)             (1) (2)
------------------------------------------------------------------------------------------------------------------------------
Debt Securities of The Bank of New York
  Company, Inc. (4) (5) ................................
------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, no par value, of The
  Bank of New York Company, Inc. (6)(9) ................
------------------------------------------------------------------------------------------------------------------------------
Class A Preferred Stock, par value $2.00
  per share, of The Bank of New York
   Company, Inc. (6) ...................................
------------------------------------------------------------------------------------------------------------------------------
Depositary Shares of The Bank of New
  York Company, Inc.(6)(7) .............................
------------------------------------------------------------------------------------------------------------------------------
Common Stock of The Bank of New York Company, Inc.,
  par value $7.50 per share (6)(8)(9) ..................
------------------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of BNY Capital V, BNY
  Capital VI, BNY Capital VII and BNY Capital VIII .....
------------------------------------------------------------------------------------------------------------------------------
The Bank of New York Company, Inc. Guarantees with
  respect to Trust Preferred Securities (5) ............
------------------------------------------------------------------------------------------------------------------------------
Total ..................................................  $2,390,000,000 (3)     100%        $2,390,000,000   $211,600(3)
==============================================================================================================================

 (1)Pursuant to General Instruction II (D) of Form S-3, such indeterminate number or principal amount of Debt Securities (including Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities), Preferred Stock, Depositary Shares and Common Stock of The Bank of New York Company, Inc. (the "Company") and Trust Preferred Securities (the "Trust Preferred Securities") of BNY Capital V, BNY Capital VI, BNY Capital VII and BNY Capital VIII (collectively, the "BNY Trusts") not to exceed $2,390,000,000 maximum aggregate offering price exclusive of accrued interest and dividends, if any (collectively, the "Offered Securities").

(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the Offered Securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in a maximum aggregate offering price for all securities of $2,390,000,000. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(3) Includes an aggregate amount of $90,000,000 of unsold Debt Securities, Preferred Stock, Depositary Shares and Common Stock registered by the Company and Trust Preferred Securities registered by the BNY Trusts pursuant to Registration Statement Nos. 333-62516, 333-62516-01, 333-62516-02,
    333-62516-03, 333-62516-04, which was declared effective June 18, 2001. Such securities are being carried forward to this Registration Statement pursuant to Rule 429 under the Securities Act of 1933. The registration fee of $22,500 associated with such securities was previously paid. Accordingly, the proposed maximum offering price of Offered Securities as to which additional registration fees in the amount of $211,600 are being paid is $2,300,000,000.

(4) Junior Subordinated Debt Securities may be purchased by any of the BNY Trusts with the proceeds of the sale of the Trust Preferred Securities of that BNY Trust, together with the proceeds received from the Company for the common securities to be issued by that BNY Trust to the Company. No separate consideration will be received for such Junior Subordinated Debt Securities. Such Junior Subordinated Debt Securities may later be distributed for no additional consideration to the holders of Trust Preferred Securities of the applicable BNY Trust upon certain events described in the applicable Trust Agreement of such BNY Trust.

(5) The Company is also registering pursuant to this Registration Statement the Company's Guarantees and other obligations that it may have with respect to Trust Preferred Securities issued by any of the BNY Trusts. No separate consideration will be received for any such Guarantee or other obligations and pursuant to Rule 457(n) under the Securities Act of 1933 no separate fee is payable for any such Guarantee or other obligations.

(6) Shares of Preferred Stock, Depositary Shares or Common Stock may be issuable upon conversion of Debt Securities registered hereunder. No separate consideration will be received for such Preferred Stock, Depositary Shares or Common Stock.

(7) In the event that the Company elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.

(8) Shares of Common Stock may be issuable upon conversion of shares of Preferred Stock registered hereunder. No separate consideration will be received for such shares of Common Stock.

(9) Includes Preferred Stock Purchase Rights. Prior to the occurrence of certain events, such Rights will not be exercisable or evidenced separately from the Common Stock.

    This registration statement contains a prospectus relating to both the offering of newly-issued securities and market-making transactions that occur on an ongoing basis in securities that will have been previously issued under this registration statement.

                    SUBJECT TO COMPLETION, DATED MAY 31, 2002

PROSPECTUS

                                 $2,390,000,000
                       The Bank of New York Company, Inc.
                             Senior Debt Securities
                       Senior Subordinated Debt Securities
                       Junior Subordinated Debt Securities
                                 Preferred Stock
                                  Common Stock

                                  BNY Capital V
                                 BNY Capital VI
                                 BNY Capital VII
                                BNY Capital VIII

                           Trust Preferred Securities
         (fully and unconditionally guaranteed on a subordinated basis, as described herein, by The Bank of New York Company, Inc.)

     The Bank of New York Company, Inc. and each BNY Trust may offer and sell from time to time, in one or more series, up to $2,390,000,000 of the securities listed above in connection with this prospectus. Of this amount, any selling stockholder named in a prospectus supplement may offer and sell from time to time shares of the Common Stock, par value $7.50 per share, of The Bank of New York Company, Inc. that it acquires or acquired in transactions that were not, or will not be, registered under the Securities Act of 1933, as amended. The Bank of New York Company, Inc. will not receive any proceeds from the sale of shares by a selling stockholder.

     The Common Stock of The Bank of New York Company, Inc. is listed on the New York Stock Exchange under the symbol "BK."

     This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read the prospectus and any supplement carefully before you invest. The supplement may also add, update or change information contained in this prospectus.

     THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE BANK OF NEW YORK COMPANY, INC. OR ANY BNY TRUST AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON

THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus and applicable prospectus supplement may be used in the initial sale of the Securities. In addition, The Bank of New York Company, Inc., BNY Capital Markets, Inc. or any other affiliate controlled by The Bank of New York Company, Inc. may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Bank of New York Company, Inc. and its affiliates may act as principal or agent in these transactions.

                     The date of this prospectus is     , 2002.

The information in this prospectus is not complete and may be changed. The Bank of New York Company, Inc. may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Table of Contents

  Item                                                                                              Page Number
  ----                                                                                              -----------
About this Prospectus ...........................................................................         1
The Company .....................................................................................         2
The BNY Trusts ..................................................................................         3
Certain Regulatory Considerations ...............................................................         5
Consolidated Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred
   Stock Dividend Requirements ..................................................................         6
Where You Can Find More Information .............................................................         7
Use of Proceeds .................................................................................         8
Description of Senior Debt Securities and Senior Subordinated Debt Securities ...................         9
Description of Junior Subordinated Debt Securities ..............................................        20
Description of Trust Preferred Securities .......................................................        33
Description of Guarantees .......................................................................        43
Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated
   Debt Securities, the Expense Agreement and the Guarantees ....................................        41
Description of Preferred Stock ..................................................................        48
Description of Depositary Shares ................................................................        51
Description of Common Stock .....................................................................        54
Book-Entry Issuance .............................................................................        57
Validity of Securities ..........................................................................        60
Experts .........................................................................................        60
Plan of Distribution ............................................................................        60

                              ABOUT THIS PROSPECTUS

     This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus with the attached prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading "Where You Can Find More Information" for information on The Bank of New York Company, Inc. and its financial statements. The Company has its principal offices at One Wall Street, New York, New York 10286 (telephone:
212-495-1784). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

     The Bank of New York Company, Inc., a New York corporation (also referred to as the "Company" or "we"), and BNY Capital V, BNY Capital VI, BNY Capital VII and BNY Capital VIII, each a statutory business trust formed under the laws of the State of Delaware (separately each trust is also referred to as a "BNY Trust" and together as the "BNY Trusts") have filed a registration statement with the Securities and Exchange Commission (the "SEC") under a "shelf" registration procedure. Under this procedure the Company and each BNY Trust may offer and sell from time to time, in one or more series, up to $2,390,000,000 or the equivalent in one or more foreign currencies of any of the following securities:

         (i) unsecured senior debt securities,

         (ii) unsecured senior subordinated debt securities,

         (iii) unsecured junior subordinated debt securities,

         (iv) shares of Preferred Stock, no par value,

         (v) shares of Class A Preferred Stock, par value $2.00 per share,

         (vi) depositary shares representing Preferred Stock or Class A Preferred Stock,

         (vii) shares of Common Stock, par value $7.50 per share,

         (viii) Trust Preferred Securities of a BNY Trust, and

         (ix) Guarantees relating to the Trust Preferred Securities.

     The securities may be sold for U.S. dollars, foreign denominated currency or currency units, including the euro. Amounts payable with respect to any such securities may be payable in U.S. dollars or foreign denominated currency or currency units.

     This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

     Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities which are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

     The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

     The Company and each BNY Trust may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company and each BNY Trust directly or through dealers or agents designated from time to time, which agents may be affiliates of the Company and each BNY Trust. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

     The prospectus supplement will also contain, with respect to the securities being sold, the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of such underwriters and the net proceeds to the Company and each BNY Trust.

     Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     Additionally, shares of Common Stock may be offered and sold from time to time by any selling stockholder named in a prospectus supplement who has acquired, or will acquire, Common Stock from the Company in transactions that were not, or will not be, registered under the Securities Act, as described under "Plan of Distribution." Specific information with respect to any offer and sale by any selling stockholder will be set forth in the prospectus supplement relating to that transaction.

                                   THE COMPANY

     The Bank of New York Company, Inc., a New York corporation, is a financial holding company subject to the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Our principal wholly-owned banking subsidiary is The Bank of New York (the "Bank"). We provide a complete range of banking and other financial services to corporations and individuals worldwide through our basic businesses:
Securities Servicing and Global Payment Services, Corporate Banking, BNY Asset Management and Private Client Services, Retail Banking, and Global Market Services.

     The Bank, which was founded in 1784, was New York's first bank and is the nation's oldest bank. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System (the "Federal Reserve"). The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a complete range of banking, corporate and personal trust, securities processing and investment services.

     The Company's principal asset and source of income is its investment in the Bank. The Company is a legal entity separate and distinct from the Bank and its other subsidiaries. There are various legal limitations on the extent to which the Bank and the other subsidiaries can finance or otherwise supply funds to the Company (by dividend or otherwise) and certain of its affiliates. See "Certain Regulatory Considerations" below.

     The Company is a non-operating holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations, including obligations under the Debt Securities, and to declare and pay dividends on its Common Stock. See "Certain Regulatory Considerations--Restrictions on Payment of Dividends".

     Because the Company is a holding company, its rights and the rights of its creditors, including the holders of any Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary's creditors (including, in the case of the Bank, and The Bank of New York (Delaware), their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities.

                                 THE BNY TRUSTS

     Each BNY Trust is a statutory business trust created under Delaware law pursuant to:

         (i) a trust agreement executed by the Company, as Depositor of the BNY Trust, and the Delaware Trustee of such BNY Trust, and

         (ii) a certificate of trust filed with the Delaware Secretary of State.

     Each Trust Agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part.

     Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     Each BNY Trust may offer to the public, from time to time, preferred securities (the "Trust Preferred Securities") representing preferred beneficial interests in the applicable BNY Trust. In addition to Trust Preferred Securities offered to the public, each BNY Trust will sell common securities representing common ownership interests in such BNY Trust to the Company (the "Trust Common Securities"). All of the Trust Common Securities of each BNY Trust will be owned by the Company. The Trust Common Securities and the Trust Preferred Securities together are also referred to as the "Trust Securities."

     When any BNY Trust sells its Trust Preferred Securities to the public it will use the money it receives together with the money it receives from the sale of its Trust Common Securities to buy a series of the Company's Junior Subordinated Debt Securities (the "Corresponding Junior Subordinated Debt Securities"). The payment terms of the Corresponding Junior Subordinated Debt Securities will be virtually the same as the terms of that BNY Trust's Trust Preferred Securities (the "Related Trust Preferred Securities").

     Each BNY Trust exists for the exclusive purposes of:

         (i) issuing and selling its Trust Securities,

         (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debt Securities issued by the Company, and

         (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities).

     Each BNY Trust will own only the applicable series of Corresponding Junior Subordinated Debt Securities. The only source of funds for each BNY Trust will be the payments it receives from the Company on the Corresponding Junior Subordinated Debt Securities. The BNY Trust will use such funds to make cash payments to holders of the Trust Preferred Securities.

     Each BNY Trust will also be a party to an Expense Agreement with the Company. Under the terms of the Expense Agreement the BNY Trust will have the right to be reimbursed by the Company for certain expenses.

     The Trust Common Securities of a BNY Trust will rank equally, and payments will be made thereon pro rata, with the Trust Preferred Securities of such BNY Trust, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Junior Indenture, the rights of the Company, as holder of the Trust Common Securities, to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Trust Preferred Securities of such BNY Trust. See "Description of Trust Preferred Securities--Subordination of Trust Common Securities". The Company will acquire Trust Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each BNY Trust.

     The prospectus supplement relating to any Trust Preferred Securities will contain the details of the cumulative preferential cash distributions ("Distributions") to be made periodically to the holders of the Trust Securities.

     Under certain circumstances the Company may redeem the Corresponding Junior Subordinated Debt Securities which it sold to a BNY Trust. If it does this, the BNY Trust will redeem a like amount of the Trust Preferred Securities which it sold to the public and the Trust Common Securities which it sold to the Company.

     Under certain circumstances the Company may terminate each BNY Trust and cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of the Related Trust Preferred Securities. If this happens owners of the Related Trust Preferred Securities will no longer have any interest in such BNY Trust and will only own the Corresponding Junior Subordinated Debt Securities.

     Generally the Company needs the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") to redeem the Corresponding Junior Subordinated Debt Securities or to terminate one or more BNY Trusts. A more detailed description is provided under the heading "Description of Trust Preferred Securities--Liquidation Distribution Upon Termination".

     Unless otherwise specified in the applicable prospectus supplement:

     . Each BNY Trust will have a term of approximately 55 years from the date it issues its Trust Securities, but may terminate earlier as provided in the applicable Trust Agreement.

     .  Each BNY Trust's business and affairs will be conducted by its trustees.

     . The trustees will be appointed by the Company as holder of the Trust Common Securities.

     . The trustees will be Bank One, National Association, as the Property Trustee (the "Property Trustee"), Bank One Delaware, Inc., as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "BNY Trust Trustees"). Bank One, National Association, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Bank One, National Association will also act as trustee under the Guarantees and the Junior Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debt Securities".

     . If an event of default under the Trust Agreement for a BNY Trust has occurred and is continuing, the holder of the Trust Common Securities of that BNY Trust, or the holders of a majority in Liquidation Amount of the Related Trust Preferred Securities, will be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee for such BNY Trust.

     . Under all circumstances, only the holder of the Trust Common Securities has the right to vote to appoint, remove or replace the Administrative Trustees.

     . The duties and obligations of each BNY Trust Trustee are governed by the applicable Trust Agreement.

     . The Company will pay all fees and expenses related to each BNY Trust and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each BNY Trust.

     The principal executive office of each BNY Trust is One Wall Street, New York, New York 10286 and its telephone number is (212) 495-1784.

                        CERTAIN REGULATORY CONSIDERATIONS

General

     As a bank holding company and a financial holding company, the Company is subject to the regulation, supervision and examination of the Federal Reserve Board under the BHC Act.

     For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, financial holding companies and specific information relevant to the Company, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and any other subsequent report filed with the SEC by the Company, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of investors.

     As a result of this regulatory framework, the Company's earnings are affected by the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, which is the principal federal regulator of the Company's banking subsidiaries, and the Federal Deposit Insurance Corporation, which insures, up to applicable limits, the deposits of the Bank and the Company's other insured bank subsidiaries. In addition, there are numerous governmental requirements and regulations which affect the Company's business activities. A change in the applicable statutes, regulations or regulatory policy may have a material effect on the Company's business.

     The Company's subsidiary banks are also subject to regulation, supervision and examination by applicable federal and state banking agencies. The Bank, the Company's principal banking subsidiary, is a New York chartered banking corporation, a member of the Federal Reserve and subject to regulation, supervision and examination by the Federal Reserve Board and by the New York State Banking Department. Depository institutions, such as the Bank, are also affected by various state and federal laws, including those related to consumer protection and similar matters.

     The Company also has other financial service subsidiaries that are subject to regulation, supervision and examination by the Federal Reserve Board, as well as other applicable state and federal regulatory agencies and self regulatory organization. For example, the Company's brokerage subsidiaries are subject to supervision and regulation by the SEC, the National Association of Securities Dealers, the New York Stock Exchange and state securities regulators.

Restrictions on Payment of Dividends

     The Company is a legal entity separate and distinct from its subsidiaries (including the Bank). The Company relies primarily on dividends from such subsidiaries to meet its obligations and to declare and pay dividends on its Common Stock. There are various legal and regulatory limitations on the extent to which the Bank can finance or otherwise supply funds (by dividend or otherwise) to the Company and certain of its other affiliates.

     The Bank is subject to dividend limitations under the Federal Reserve Act and the New York Banking Law. Under these statutes, prior regulatory approval is required for dividends in any year that would exceed the net income of the Bank for such year combined with retained net income for the prior two years. Also, the Bank is prohibited from paying a dividend in an amount greater than "undivided profits then on hand."

     Under the first of these two standards, at March 31, 2002 the Bank could declare dividends of approximately $448 million. As of March 31, 2002 the second standard was less restrictive than the first.

     In addition to these statutory tests, the Bank's primary federal regulator (the Federal Reserve Board) could prohibit a dividend if it determined that the payment would constitute an unsafe or unsound banking practice. The Federal Reserve Board has indicated that, generally, dividends should be paid by banks only to the extent of earnings from continuing operations.

     Consistent with its policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has indicated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. In the year ended December 31, 2001, the Company's net income available to common stockholders was $1,343 million and it paid common stock dividends totaling $526 million.

Transactions with Affiliates

     The Federal Reserve Act limits amounts of, and requires collateral on, extensions of credit by the Company's insured bank subsidiaries to the Company and, with certain exceptions, its nonbank affiliates; also, there are restrictions on the amounts of investment by such banks in stock and other securities of the Company and such affiliates, and restrictions on the acceptance of their securities as collateral for loans by such banks. Extensions of credit by insured bank subsidiaries to each of the Company and such affiliates are limited to 10% of such bank subsidiary's Tier 1 capital, and in the aggregate for the Company and all such affiliates to 20%.

              CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     For the three months ended March 31, 2002 and 2001 and for the five years ended December 31, 2001, the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements of the Company, computed as set forth below, were as follows:

                                                       Three Months Ended           Year ended December 31:
                                                      -------------------           -----------------------
                                                      3/31/2002 3/31/2001      2001   2000   1999   1998    1997
                                                      --------- ---------      ----   ----   ----   ----    ----
Earnings to Fixed Charges:
     Excluding Interest on Deposits ................    6.57x     4.93x        4.50x  4.48x  6.13x  4.08x   4.47x
     Including Interest on Deposits ................    3.11      1.98         2.03   1.85   2.48   1.95    1.98

Earnings to Combined Fixed Charges and
 Preferred Stock Dividend
   Requirements:
     Excluding Interest on Deposits ................    6.57x     4.93x         4.50x 4.48x  6.13x  4.08x   4.35x
     Including Interest on Deposits ................    3.11      1.98          2.03  1.85   2.48   1.95    1.97

     For purposes of computing both the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income (loss) before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Company and each BNY Trust have filed a registration statement with the SEC. This prospectus is part of the registration statement but the registration statement also contains additional information and exhibits. The Company also files proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC's website at "http://www.sec.gov".

     The Company's Common Stock ($7.50 Par Value) is listed on the New York Stock Exchange under the symbol "BK". Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows the Company to incorporate documents by reference in this prospectus. This means that if we list or refer to a document which we have filed with the SEC in this prospectus, that document is considered to be a part of this prospectus and should be read with the same care. Documents that we file with the SEC in the future will automatically update and supersede information incorporated by reference in this prospectus.

     The documents listed below are incorporated by reference into this prospectus:

     . The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

     . The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

     . The Company's Current Reports on Form 8-K, dated January 17, 2002, March 26, 2002, April 17, 2002 and May 14, 2002;

     . The description of the Company's Common Stock and Preferred Stock Purchase Rights contained in the Company's Registration Statements on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

     . Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement of which this prospectus is a part and before the effective date of that registration statement and after the date of this prospectus and before the termination of the offering of the securities.

     You may request a free copy of any or all of these filings by writing or telephoning us at the following address:

               The Bank of New York Company, Inc.
               One Wall Street
               New York, New York 10286
               Attention: Corporate Secretary
               Telephone number (212) 635-1787

     No separate financial statements of any BNY Trust are included in this prospectus. The Company and the BNY Trusts do not consider that such financial statements would be material to holders of the Trust Preferred Securities because each BNY Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debt Securities of the Company and issuing the Trust Securities. Furthermore, taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture pursuant to which the Corresponding Junior Subordinated Debt Securities will be issued, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related Trust Preferred Securities of a BNY Trust. For a more detailed discussion see "The BNY Trusts", "Description of Trust Preferred Securities", "Description of Junior Subordinated Debt Securities--Corresponding Junior Subordinated Debentures" and "Description of Guarantees". In addition, the Company does not expect that any of the BNY Trusts will be filing reports under the Exchange Act with the SEC.

     You should only rely on the information contained in this prospectus or any prospectus supplement or incorporated by reference. Neither the Company nor any BNY Trust has authorized anyone to provide you with different information. Neither the Company nor any BNY Trust is making an offer of its securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of a later date than the date of this prospectus or any prospectus supplement. The financial condition, results of operations or business prospects of the Company may have changed since those dates.

                                 USE OF PROCEEDS

     Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of existing debt, investments in, or extensions of credit to, the Bank and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds. The Company expects, on a recurring basis, to engage in additional financing of a character and amount to be determined as the need arises.

     Each BNY Trust will invest all proceeds received from any sale of its Trust Securities in Corresponding Junior Subordinated Debt Securities to be offered by the Company in connection with any offering of Trust Securities. Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the Corresponding Junior Subordinated Debt Securities to each BNY Trust for the purposes described above.

     The Company will not receive any proceeds from the sale of any shares of Common Stock by any selling stockholder.

                    DESCRIPTION OF SENIOR DEBT SECURITIES AND
                       SENIOR SUBORDINATED DEBT SECURITIES

Summary

     The following description of the terms of the Senior Debt Securities and the Senior Subordinated Debt Securities (referred to as the "Debt Securities" in this section only) sets forth certain general terms and provisions. The particular terms of any series of Debt Securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Debt Securities:

        .  the title of the series of Debt Securities;

        . whether the series of Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities;

        .  any limit on the aggregate principal amount of the series of Debt
             Securities;

        . the price (expressed as a percentage of the aggregate principal amount thereof) at which the series of the Debt Securities will be issued;

        . the Person to whom any interest on a Debt Security of such series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

        .  the date or dates on which the principal of the series of Debt
             Securities will be payable;

        . the rate or rates (or the formula pursuant to which such rate or rates shall be determined) per annum at which the series of Debt Securities will bear interest, if any;

        . the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

        . the place or places where the principal of (and premium, if any) and interest on the series of Debt Securities shall be payable;

        . the period or periods within which, the price or prices at which, and the terms and conditions upon which, the series of Debt Securities may be redeemed in whole or in part, at the option of the Company;

        . the obligation, if any, of the Company to redeem, repay, or purchase such series of Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

        . the denominations in which such series of Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

        . the currency or currencies in which payment of principal and premium, if any, and interest on the series of Debt Securities will be payable, if other than United States dollars;

        . if the principal of (and premium, if any) or interest, if any, on such series of Debt Securities is to be payable, at the election of the Company or a Holder thereof, in a currency or currencies other than that in which such series of Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any) or interest, if any, on such series of Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made;

        . the index, formula or other method, if any, with reference to which the amount of any payment of principal of (and premium, if any) or interest on the series of Debt Securities will be determined;

        . whether, and the terms and conditions relating to when the Company may satisfy all or a part of its obligations with regard to payment upon maturity or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders of the Debt Securities, other securities, which may or may not be issued by or be obligations of the Company, or a combination of cash, other securities and/or property ("Maturity Consideration");

        . the portion of the principal amount of such series of Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof, if other than the principal amount thereof;

        . the terms, if any, upon which the Debt Securities are convertible into Common Stock or other securities of the Company and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this Prospectus;

        . any additional Events of Default or, in the case of Senior
             Subordinated Debt Securities, Default, solely with respect to the Debt Securities;

        . whether the provisions of the Applicable Indenture described under "--Defeasance and Covenant Defeasance" will be applicable to such Debt Securities;

        . whether any of the series of Debt Securities are to be issuable in global form;

        . any additional restrictive covenants included solely for the benefit of the series of Debt Securities;

        . if the series of Debt Securities are Senior Subordinated Debt
             Securities, whether the provisions in the Senior Subordinated Indenture described under "--Subordination of Senior Subordinated Debt Securities" or other subordination provisions will be applicable to such Senior Subordinated Debt Securities; and

        . any additional terms of the series of Debt Securities not inconsistent with the provisions of the Applicable Indenture.

     The Senior Debt Securities are to be issued in one or more series under an Indenture, dated as of July 18, 1991, as it may be supplemented from time to time (the "Senior Indenture"), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the "Senior Trustee"). The Senior Subordinated Debt Securities are to be issued in one or more series under an Indenture, dated as of October 1, 1993, as it may be supplemented from time to time (the "Senior Subordinated Indenture"), between the Company and J.P. Morgan Trust Company, National Association, as Trustee (the "Senior Subordinated Trustee"). The two Indentures are sometimes referred to collectively as the "Indentures," and the two Trustees are sometimes referred to collectively as the "Trustees." The Indentures are qualified under the Trust Indenture Act. Each series of Debt Securities will be established under the applicable Indenture pursuant to a supplemental indenture, resolution of the Company's Board of Directors or a committee thereof or officers' certificate.

     The following summaries of certain provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Indenture applicable to a particular series of Debt Securities (the "Applicable Indenture"), including the definitions therein of certain terms. The Senior Indenture is incorporated as an exhibit to the registration statement of which this prospectus is a part by reference to the Company's Registration Statement on Form S-3 (No. 33-51984) and the Senior Subordinated Indenture is incorporated as an exhibit to the Registration Statement of which this prospectus is a part.

     Wherever we refer to particular sections, articles or defined terms of the Applicable Indentures we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

General

     The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series. The Senior Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. Indebtedness of the Company that ranks equally with the Senior Debt Securities totaled approximately $2.55 billion at March 31, 2002. The Senior Subordinated Debt Securities will be unsecured subordinated obligations of the Company. A more complete discussion appears under the heading "--Subordination of Senior Subordinated Debt Securities."

     Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary's creditors (including, in the case of the Bank and The Bank of New York (Delaware), their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the Subsidiary.

     Unless otherwise provided in the prospectus supplement:

        (i) principal of (and premium, if any) or Maturity Consideration and interest on the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of The Bank of New York in the Borough of Manhattan, The City of New York, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears in the Security Register. (Sections 202, 305 and 1002); and

        (ii) the Debt Securities will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof. (Section 302).

     No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

     Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. "Original Issue Discount Debt Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default. (Section 101).

     If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

     If the Debt Securities are denominated in whole or in part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a Holder thereof, in a currency or currencies other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

     The Indentures do not contain any provisions that would provide protection to Holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

     The Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See "--Merger, Consolidation and Sale of Assets" for a more detailed discussion.

     The Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See "Modification of the Indentures" for a more detailed discussion.

Subordination of Senior Subordinated Debt Securities

     The payment of the principal of and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Senior Subordinated Indenture). In certain events of insolvency, the payment of the principal of and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined in the Senior Subordinated Indenture). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of or interest on the Senior Subordinated Debt Securities. If upon any such payment or distribution of assets to creditors, there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of Senior Subordinated Debt Securities (as defined in the Senior Subordinated Indenture, "Excess Proceeds") and if, at such time, any Entitled Persons in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Senior Subordinated Debt Securities. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of or interest on the Senior Subordinated Debt Securities. No payments on account of principal of or interest on the Senior Subordinated Debt Securities or on account of the purchase or acquisition of Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or if any judicial proceeding shall be pending with respect to any such default. (Article Thirteen of the Senior Subordinated Indenture).

     By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Senior Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities to the extent such creditors are entitled to any Excess Proceeds. By reason of the obligation of the holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of insolvency, holders of Senior Subordinated Debt Securities and Existing Subordinated Indebtedness (as defined below) may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations. The term "Existing Subordinated Indebtedness" means the Company's $350,000,000 7 5/8% Subordinated Notes due 2002, $250,000,000 7 7/8% Subordinated Notes due 2002 and $300,000,000 6 5/8% Subordinated Notes due 2003.

     Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Senior Indebtedness is defined in the Senior Subordinated Indenture as (a) the principal of (and premium, if any), and interest on all of the Company's indebtedness for money borrowed, whether outstanding on the date of execution of the Senior Subordinated Indenture or thereafter created, assumed or incurred, except (i) such indebtedness as is by its terms expressly stated to be junior in right of payment to the Senior Subordinated Debt Securities and (ii) such indebtedness as is by its terms expressly stated to rank equally with the Senior Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness; provided, however, that Senior Indebtedness shall not include Existing Subordinated Indebtedness. (Section 101 of the Senior Subordinated Indenture). The term "indebtedness for money borrowed" when used with respect to the Company is defined to mean any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets. (Section 101 of the Senior Subordinated Indenture).

     Unless otherwise specified in the prospectus supplement, the term "Other Financial Obligations" means all obligations of the Company to make payment pursuant to the terms of financial instruments, such as:

         (i)   securities contracts and foreign currency exchange contracts,

         (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and

         (iii) in the case of both (i) and (ii) above, similar financial instruments, other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Senior Subordinated Debt Securities. Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Entitled Persons means any person who is entitled to payment pursuant to the terms of Other Financial Obligations. (Section 101 of the Senior Subordinated Indenture).

     The Company's obligations under the Senior Subordinated Debt Securities shall rank equally in right of payment with each other and with the Existing Subordinated Indebtedness, subject to the obligations of the Holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Senior Subordinated Indenture.

     Indebtedness of the Company which is senior to the Senior Subordinated Debt Securities totaled approximately $2.55 billion at March 31, 2002.

     Indebtedness of the Company which ranks equally with the Senior Subordinated Debt Securities totaled approximately $3.35 billion at March 31, 2002.

     The Senior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Senior Subordinated Debt Securities, but subordinate to other obligations of the Company, including obligations of the Company in respect of Other Financial Obligations. The Senior Debt Securities, when issued, will constitute Senior Indebtedness. Junior Subordinated Debt Securities issued by the Company pursuant to the Junior Indenture will be subordinate in right of payment to the Senior Subordinated Debt Securities.

     The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Senior Subordinated Debt Securities of a particular series.

Conversion or Exchange

     If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into Common Stock or into other securities of the Company. The specific terms on which Debt Securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Special Terms Relating to Convertible Debt Securities

     The following provisions will apply to Debt Securities that will be convertible into Common Stock unless otherwise provided in the prospectus supplement relating to the specific issue of Debt Securities.

     The holder of any convertible Debt Securities will have the right, exercisable at any time during the time period specified in the applicable prospectus supplement, unless previously redeemed, to convert convertible Debt Securities into shares of Common Stock as specified in the prospectus supplement, at the conversion rate per principal amount of convertible Debt Securities set forth in the applicable prospectus supplement. In the case of convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable prospectus supplement, except that, in the case of redemption at the option of the holder, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of the option.

For each series of convertible Debt Securities, the conversion price or rate will be subject to adjustment as contemplated in the Applicable Indenture. Unless otherwise provided in the applicable prospectus supplement, these adjustments may occur as a result of:

     .    the issuance of shares of Common Stock as a dividend;

     .    subdivisions and combinations of Common Stock;

     . the issuance to all holders of Common Stock of rights or warrants entitling holders to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share; and

     .    the distribution to all holders of Common Stock of:

     .    shares of Company capital stock other than common stock;

     . evidences of indebtedness of the Company or assets other than cash dividends paid from retained earnings and dividends payable in Common Stock referred to above; or

     .    subscription rights or warrants other than those referred to above.

     In any case, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. The Company will not issue any fractional shares of Common Stock upon conversion, but, instead, the Company will pay a cash adjustment. If indicated in the applicable prospectus supplement, convertible Debt Securities convertible into Common Stock which are surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, other than convertible Debt Securities called for redemption on a redemption date during that period, must be accompanied by payment of an amount equal to interest which the registered holder is entitled to receive.

     The Company will determine the adjustment provisions for convertible Debt Securities at the time of issuance of each series of convertible Debt Securities. These adjustment provisions will be described in the applicable prospectus supplement.

     Except as set forth in the applicable prospectus supplement, any convertible Debt Securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of the convertible Debt Securities by one or more investment banking firms or other purchasers who may agree with the Company to purchase convertible Debt Securities and convert them into Common Stock.

Global Debt Securities

     Unless otherwise stated in a prospectus supplement, each series of Debt Securities will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on any series of Debt Securities and other payments will be payable are discussed in more detail under the heading "Book-Entry Issuance."

Defeasance and Covenant Defeasance

     The Indentures provide, if such provision is made applicable to the Debt Securities of any series pursuant to Section 301 of the Applicable Indenture (which will be indicated in the prospectus supplement applicable thereto), that the Company may elect to apply either of two types of defeasance provisions to such Debt Securities. It may elect either:

     (A) "Legal defeasance" which means the Company elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Senior Subordinated Debt Securities, the provisions described under "--Subordination of Senior Subordinated Debt Securities" and except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

or

     (B) "Covenant defeasance" which means that the Company elects to be released from its obligations with respect to such Debt Securities under Section 1005 and Section 1006 of the Senior Indenture and Section 1005 of the Senior Subordinated Indenture (and any other sections applicable to such Debt Securities that are determined pursuant to Section 301 to be subject to covenant defeasance) and the consequences of the occurrence of an event of default specified in, in the case of Senior Debt Securities, Section 501(4) of the Senior Indenture, and in the case of Senior Subordinated Debt Securities,
Section 503(C) of the Senior Subordinated Indenture (with respect to Section 1005 and Section 1006 of the Senior Indenture and Section 1005 of the Senior Subordinated Indenture and any other sections applicable to such Debt Securities that are determined pursuant to Section 301 to be subject to covenant defeasance), or, in the case of Senior Debt Securities, Section 501(5) of the Senior Indenture, and in the case of Senior Subordinated Debt Securities,
Section 503(D) of the Senior Subordinated Indenture (with respect to Section 1005 of the Indentures containing the covenant to pay taxes and other claims,
Section 1006 of the Senior Indenture containing the restrictions described under "--Limitation on Disposition of Stock of the Bank") and Sections 501(4) and 501(5) of the Senior Indenture and Sections 503(C) and 503(D) of the Senior Subordinated Indenture containing the provisions described under "--Defaults" relating to covenant defaults and cross-defaults, respectively, and, in the case of Subordinated Debt Securities, the provisions described under "--Subordination of Senior Subordinated Debt Securities."

     Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee, to pay the principal of (and premium, if any) and interest on such Debt Securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable Federal income tax law, in any such case after the date of the Applicable Indenture.

     Under current Federal income tax law, legal defeasance would likely be treated as a taxable exchange of such Debt Securities for interests in the defeasance trust. As a consequence a Holder would recognize gain or loss equal to the difference between the Holder's cost or other tax basis for such Debt Securities and the value of the Holder's proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain and loss of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities. Purchasers of such Debt Securities should consult their own advisors with respect to the tax consequences to them of such defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

     The Company may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted in the description of covenant defeasance. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors. (Article 13 and Article 14 of the Senior Indenture and the Senior Subordinated Indenture, respectively).

     The prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Limitation on Disposition of Stock of the Bank

     The terms "Intermediate Subsidiary" and "Voting Stock," both of which are used below, are defined in the Senior Indenture.

     Intermediate Subsidiary means a subsidiary (i) that is organized under the laws of any domestic jurisdiction and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly by the Company, free and clear of any security interest.

     Voting Stock means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     The Senior Indenture contains a covenant by the Company that, so long as any of the Senior Debt Securities issued pursuant to it are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another Person or a sale of the Company's assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary), nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, unless
(a) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Company or any Intermediate Subsidiary, and evidenced by a duly adopted resolution thereof and (b) the Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, shall not preclude the Bank from being consolidated with or merged into another domestic banking corporation, if after such merger or consolidation the Company, any successor thereto in a permissible merger, or any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and immediately after giving effect thereto no Event of Default and no event which would become an Event of Default shall have occurred and be continuing. The Company will further covenant that it will not permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary. (Section 1006 of the Senior Indenture).

Defaults

   The Senior Indenture

     The Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

          (a) default for 30 days in payment of interest on any Senior Debt Security of that series;

          (b) default in payment of principal of (or premium, if any), on any Senior Debt Security of that series at Maturity;

          (c) default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series;

          (d) failure by the Company for 60 days after due notice in performance or the breach of any covenant or warranty in the Senior Indenture or any Senior Debt Security of a particular series (other than a covenant or warranty included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities other than that series);

          (e) (i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Debt Securities of other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable period of grace with respect to such principal amount; or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money, in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings;

          (f) certain events of bankruptcy, insolvency or reorganization of the Company or the Bank; and

          (g) any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501).

     If an Event of Default occurs with respect to any series of Senior Debt Securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Senior Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). As explained in more detail in Sections 502 and 513 of the Senior Indenture, holders of a majority of the principal amount may rescind this action.

The Senior Subordinated Indenture

     The Senior Subordinated Indenture defines an Event of Default with respect to any series of Senior Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of the Company. (Section
501).

     The Senior Subordinated Indenture defines a Default with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

     .    an Event of Default;

     . default for 30 days in payment of interest on any Senior Subordinated Debt Securities of that series;

     . default in payment of principal of (or premium, if any), on any Senior Subordinated Debt Security of that series at Maturity;

     . default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Subordinated Debt Security of that series;

     . failure by the Company for 60 days after due notice in performance or the breach of any covenant or warranty in the Senior Subordinated Indenture or any Senior Subordinated Debt Security of a particular series (other than a covenant or warranty included in the Senior Subordinated Indenture solely for the benefit of another series of Senior Subordinated Debt Securities);

     . (i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Subordinated Debt Securities or other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable grace period with respect to such principal amount: or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings; and

     . any other Default with respect to Senior Subordinated Debt Securities of that series.

     In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by appropriate judicial proceedings as the Trustee deems most effectual. In case of a Default (including a default in the payment of principal or interest) there is no right to declare the principal amount of the series immediately payable.

     If an Event of Default occurs with respect to any series of Senior Subordinated Debt Securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). However, as explained in more detail below holders of a majority of the principal amount may rescind this action.

     Upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any), or interest on the Senior Subordinated Debt Securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the outstanding Senior Subordinated Debt Securities of that series on behalf of the Holders of all Senior Subordinated Debt Securities of that series. (Sections 502 and 513).

Senior and Senior Subordinated Indentures

     The Indentures provide that the applicable Trustee will, within 90 days after the occurrence of a default with respect to Debt Securities of any series at the time outstanding with respect to which it is Trustee, give to the Holders of the outstanding Debt Securities of that series notice of such default known to it if uncured or not waived, provided that, except in the case of default in the payment of principal of (or premium, if any), or interest on any Debt Security of that series, or in the payment of any sinking fund installment which is provided, such Trustee will be protected in withholding such notice if such Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the outstanding Debt Securities of such series; and, provided further, that such notice shall not be given until 60 days after the occurrence of a default with respect to outstanding Debt Securities of any series in the performance or breach of a covenant in the Applicable Indenture other than for the payment of the principal of (or premium, if any), or interest on any Debt Security of such series or the deposit of any sinking fund payment with respect to the Debt Securities of such series. The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default or, in the case of the Senior Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section
602).

     The Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the

Indentures at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603). The Indentures provide that the Holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512).

     The Indentures include a covenant that the Company will file annually with the Trustees a certificate of no default or specifying any default that exists. (Section 1007 of the Senior Indenture and Section 1004 of the Senior Subordinated Indenture).

Modification of the Indentures

     From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things, curing ambiguities or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Debt Securities).

     Modification and amendments of each Indenture may be made by the Company and the Trustee under the applicable Indenture, only with the consent of the Holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the Holders of outstanding Debt Securities of such series (including the modification of the subordination provisions in a manner adverse to Holders in the case of the Senior Subordinated Indenture), except that no such supplemental indenture may:

          (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

          (b) reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

          (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof,

          (d) adversely affect any right of repayment at the option of the Holder of any Debt Security;

          (e) reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

          (f) change the place or currency of payment of principal of (or premium, if any) or interest on, any Debt Security;

          (g) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

          (h) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

          (i) modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

          (j) in the case of the Senior Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders' consent.

     The Indentures provide, however, that each of the amendments and modifications listed in clauses (a) through (i) and, in the case of the Senior Subordinated Indenture, (j) above may be made with the consent of the Holder of each outstanding Security affected thereby. (Section 902 of the Indentures and Section 907 of the Senior Subordinated Indenture).

Consolidation, Merger and Sale of Assets

     The Company, without the consent of the Holders of any of the Debt Securities under either Indenture, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or, in the case of the Senior Subordinated Indenture, permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties substantially as an entirety to the Company, provided that:

          (i) if applicable, the successor is a Person, organized under the laws of any domestic jurisdiction;

          (ii) the successor Person, if other than the Company, assumes the Company's obligations on the Debt Securities and under the Indentures;

          (iii) after giving effect to the transaction no Event of Default, or, in the case of the Senior Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default, or, in the case of the Senior Subordinated Indenture, Default, shall have occurred and be continuing; and

          (iv)  certain other conditions are met. (Section 801).

     Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company's assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person.

Outstanding Debt Securities

     The Indentures provide that, in determining whether the Holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Applicable Indenture:

          (i) the portion of the principal amount of an Original Issue Discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of the date of such determination upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default,

          (ii) the portion of the principal amount of a Debt Security denominated in a foreign currency or currencies that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the U.S. dollar equivalent on the date of original issuance of such Debt Security of the amount determined as provided in (i) above), and

          (iii) Debt Securities owned by the Company or any of its Affiliates shall not be deemed to be outstanding. (Section 101).

Governing Law

     The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

Summary

     The following description of the terms of the Junior Subordinated Debt Securities sets forth certain general terms and provisions. The particular terms of any series of Junior Subordinated Debt Securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms or additional provisions of the Junior Subordinated Debt Securities:

          .    the title of the Junior Subordinated Debt Securities;

          . any limit upon the aggregate principal amount of the Junior Subordinated Debt Securities;

          . the date or dates on which the principal of the Junior Subordinated Debt Securities is payable (the "Stated Maturity") or the method of determination thereof and the Company's right to shorten or extend such date or dates;

          . the rate or rates, if any, at which the Junior Subordinated Debt Securities shall bear interest;

          . the dates on which any such interest shall be payable (the "Interest Payment Dates");

          . the right, if any, of the Company to defer or extend an Interest Payment Date;

          . the record dates for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;

          . the place or places where, subject to the terms of the Junior Indenture as described below under "--Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debt Securities will be payable and where, subject to the terms of the Junior Indenture as described below under "--Denominations, Registration and Transfer," the Junior Subordinated Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Junior Subordinated Debt Securities and the Junior Indentures may be made ("Place of Payment");

          . any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company or a holder thereof;

          . the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Junior Subordinated Debt Securities and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          . the denominations in which any Junior Subordinated Debt Securities shall be issuable if other than denominations of $25.00 and any integral multiple thereof;

          . if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and Additional Interest, if any, on the Junior Subordinated Debt Securities shall be payable, or in which the Junior Subordinated Debt Securities shall be denominated;

          . any additions, modifications or deletions in the events of default under the Junior Indenture or covenants of the Company specified in the Junior Indenture with respect to the Junior Subordinated Debt Securities;

          . if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debt Securities that shall be payable upon declaration of acceleration of the maturity thereof;

          . any additions or changes to the Junior Indenture with respect to a series of Junior Subordinated Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registerable or not registerable as to principal, and with or without interest coupons;

          . any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debt Securities and the manner in which such amounts will be determined;

          . the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debt Securities of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debt Securities of such series;

          . subject to the terms described herein under "--Global Junior Subordinated Debt Securities", whether the Junior Subordinated Debt Securities of the series shall be represented by fully registered global certificates and, in such case, the depositary for such global certificates, which Depositary shall be a clearing agency registered under the Exchange Act;

          .    the appointment of any paying agent or agents;

          . the terms and conditions of any obligation or right of the Company or a holder to convert or exchange the Junior Subordinated Debt Securities into other Company securities;

          . the form of Trust Agreement, Guarantee Agreement and Expense Agreement, if applicable;

          . the relative degree, if any, to which such Junior Subordinated Debt Securities of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debt Securities or other indebtedness of the Company in right of payment, whether such other series of Junior Subordinated Debt Securities or other indebtedness are outstanding or not; and

          . any other terms of the Junior Subordinated Debt Securities not inconsistent with the provisions of the Junior Indenture.

     Unless otherwise provided in the related prospectus supplement, the Junior Subordinated Debt Securities will be issued in global (book-entry) form to a BNY Trust. The Corresponding Junior Subordinated Debt Securities will be registered in the name of the Property Trustee who will hold the Corresponding Junior Subordinated Debt Securities for the benefit of the holders of the Trust Preferred Securities.

     The Junior Subordinated Debt Securities are to be issued in one or more series under a Junior Subordinated Indenture, dated as of December 25, 1996, as supplemented from time to time (as so supplemented, the "Junior Indenture"), between the Company and Bank One, National Association (f/k/a The First National Bank of Chicago), as trustee (the "Junior Indenture Trustee"). The Junior Indenture is qualified under the Trust Indenture Act. Each series of Junior Subordinated Debt Securities will be established under the Junior Indenture pursuant to an indenture supplemental to the Junior Indenture, an officers' certificate or a resolution of the Company's Board of Directors or a committee thereof.

     The following summary of certain terms and provisions of the Junior Subordinated Debt Securities, Corresponding Junior Subordinated Debentures and the Junior Indenture, is not complete. For a complete description you should read the Junior Indenture. The Junior Indenture is incorporated as an exhibit to the registration statement of which this prospectus is a part by reference to the Company's Registration Statement on Form S-3 (Nos. 333-40837, 333-40837-01, 333-40837-02 and 333-40837-03).

     Wherever we refer to particular sections, articles or defined terms of the Junior Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Junior Indenture.

General

     Each series of Junior Subordinated Debt Securities will rank equally with all other series of Junior Subordinated Debt Securities and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Indenture to all Senior Debt of the Company, including the Senior Debt Securities and the Senior Subordinated Debt Securities. See "--Subordination".

     Indebtedness of the Company which is senior to the Junior Subordinated Debt Securities totaled approximately $5.90 billion at March 31, 2002. This amount does not include indebtedness of subsidiaries of the Company, which will be structurally senior to the Junior Subordinated Debt Securities. See "Description of Senior Debt Securities and Senior Subordinated Debt Securities - General" for a more detailed discussion. Indebtedness existing under the Junior Indenture, which ranks equally with the Junior Subordinated Debt Securities totaled approximately $1.55 billion at March 31, 2002.

     Except as otherwise provided in the applicable prospectus supplement, the Junior Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Junior Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise. In addition, a series of Junior Subordinated Debt Securities may be reopened in order to issue additional Junior Subordinated Debt Securities of that series in the future without the consent of the holders of Junior Subordinated Debt Securities of that series.

     Junior Subordinated Debt Securities may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable prospectus supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

     The Junior Indenture does not limit the aggregate principal amount of the Junior Subordinated Debt Securities or of any particular series of Junior Subordinated Debt Securities that may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued from time to time in series.

     If the Junior Subordinated Debt Securities are denominated in whole or in part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debt Securities are to be payable at the election of the Company or a holder thereof, in a currency or currencies other than that in which such Junior Subordinated Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the Junior Subordinated Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

     The Junior Indenture does not contain any provisions that would provide protection to holders of the Junior Subordinated Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

     The Junior Indenture allows us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Junior Subordinated Debt Securities, and we will be released from all liabilities and obligations. See "--Consolidation, Merger, Sale of Assets and Other Transactions" for a more detailed discussion.

     The Junior Indenture provides that the Company and the Junior Indenture Trustee may change certain of our obligations or certain of your rights concerning the Junior Subordinated Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Junior Subordinated Debt Securities, every holder in the series must consent. See "Modification of the Junior Indenture" for a more detailed discussion.

Denominations, Registration and Transfer

     Unless otherwise specified in the applicable prospectus supplement, the Junior Subordinated Debt Securities will be issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. See "Book Entry Issuance." Subject to restrictions relating to Junior Subordinated Debt Securities represented by global certificates, Junior Subordinated Debt Securities of any series will be exchangeable for other Junior Subordinated Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

     Subject to restrictions relating to Junior Subordinated Debt Securities represented by global certificates, Junior Subordinated Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Junior Subordinated Debt Securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Indenture. The Company will appoint the Junior Indenture Trustee as securities registrar under the Junior Indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Company with respect to any series of Junior Subordinated Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debt Securities.

     In the event of any redemption, neither the Company nor the Junior Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debt Securities of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debt Securities so selected for redemption, except, in the case of any Junior Subordinated Debt Securities being redeemed in part, any portion thereof not to be redeemed.

Global Junior Subordinated Debt Securities

     Unless otherwise stated in a prospectus supplement or unless issued to a BNY Trust as Corresponding Junior Subordinated Debentures each series of the Junior Subordinated Debt Securities will be represented by fully registered global certificates issued as global Junior Subordinated Debt Securities to be deposited with a depositary with respect to that series instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on Junior Subordinated Debt Securities and other payments will be payable are discussed in more detail under the heading "Book-Entry Issuance."

Payment and Paying Agents

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debt Securities will be made at the office of the Junior Indenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) except in the case of Junior Subordinated Debt Securities represented by global certificates or issued to a BNY Trust, by check mailed to the address of the Person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on Junior Subordinated Debt Securities will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional Paying Agents or rescind the designation of any paying agent; however the Company will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debt Securities.

     Any moneys deposited with the Junior Indenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Option to Defer Interest Payments

     If provided in the applicable prospectus supplement, so long as no Debenture Event of Default has occurred and is continuing, the Company will have the right at any time and from time to time during the term of any series of Junior Subordinated Debt Securities to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debt Securities. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable prospectus supplement. As a consequence of any such deferral, Distributions on the Related Trust Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the prospectus supplement for such Trust Preferred Securities) by the BNY Trust of such Trust Preferred Securities during any such Extension Period. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity in all respects with or junior in interest to the Corresponding Junior Subordinated Debt Securities (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock). Prior to the termination of any such applicable Extension Period, the Company may further defer the payment of interest.

     This covenant will also apply if:

         (i) The Company has actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Junior Indenture with respect to such Junior Subordinated Debt Securities and the Company has not taken reasonable steps to cure the event; and

         (ii) if such Junior Subordinated Debt Securities are held by a BNY Trust, the Company is in default with respect to its payment of any obligations under the Guarantee related to the Related Trust Preferred Securities.

Redemption

     Unless otherwise indicated in the applicable prospectus supplement, Junior Subordinated Debt Securities will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable prospectus supplement, the Company may, at its option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debt Securities of any series in whole at any time or in part from time to time. If the Junior Subordinated Debt Securities of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Unless otherwise indicated in the applicable prospectus supplement, Junior Subordinated Debt Securities in denominations larger than $25.00 may be redeemed in part but only in integral multiples of $25.00. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest (including Additional Interest) thereon to the redemption date, plus 100% of the principal amount thereof.

     Except as otherwise specified in the applicable prospectus supplement, if a Tax Event in respect of a series of Junior Subordinated Debt Securities or a Capital Treatment Event shall occur and be continuing, the Company may, at its option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debt Securities in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

     "Tax Event" means the receipt by a BNY Trust or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the related Trust Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such BNY Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debt Securities, (ii) interest payable by the Company on such series of Corresponding Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) such BNY Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the related Trust Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each Holder of Junior Subordinated Debt Securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debt Securities or portions thereof called for redemption.

Modification of the Junior Indenture

     From time to time the Company and the Junior Indenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debt Securities, amend, waive or supplement the Junior Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debt Securities or, in the case of Corresponding Junior Subordinated Debt Securities, the holders of the Related Trust Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Junior Indenture under the Trust Indenture Act. The Junior Indenture contains provisions permitting the Company and the Junior Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debt Securities affected, to modify the Junior Indenture in a manner affecting adversely the rights of the holders of such series of the Junior Subordinated Debt Securities in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debt Securities (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or
(ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities of any series, the holders of which are required to consent to any such modification of the Junior Indenture, provided that, in the case of Corresponding Junior Subordinated Debt Securities, so long as any of the Related Trust Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Junior Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Junior Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Trust Preferred Securities affected unless and until the principal of the Corresponding Junior Subordinated Debt Securities and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied and (b) where a consent under the Junior Indenture would require the consent of each holder of Corresponding Junior Subordinated Debt Securities, no such consent will be given by the Property Trustee without the prior consent of each holder of Related Trust Preferred Securities.

     In addition, the Company and the Junior Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Junior Indenture for the purpose of creating any new series of Junior Subordinated Debt Securities.

Junior Subordinated Debt Security Events of Default

     The Junior Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debt Securities:

         (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debt Securities, including any Additional Interest in respect thereof, when due (subject to the deferral of any interest payment in the case of an Extension Period);

         (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debt Securities when due whether at maturity or upon redemption;

         (iii) failure to observe or perform any other covenants contained in the indenture for 90 days after written notice to the Company from the Junior Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debt Securities; or

         (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Indenture Trustee. The Junior Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debt Securities of each series affected may declare the principal (or, if the Junior Subordinated Debt Securities of such series are Discount Securities, such portion of the principal amount as may be specified in a prospectus supplement) due and payable immediately upon a

Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debt Securities, should the Junior Indenture Trustee or such holders of such Corresponding Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Trust Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of each series affected may annul such declaration. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Trust Preferred Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities of such series, waive any default, except a default in the payment of principal or interest (including any Additional Interest) (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration has been deposited with the Junior Indenture Trustee) or a default in respect of a covenant or provision which under the Junior Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Trust Preferred Securities shall have such right. The Company is required to file annually with the Junior Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debt Securities, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debt Securities, and any other amounts payable under the Junior Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debt Securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

     If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debt Securities has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on such Corresponding Junior Subordinated Debt Securities on the date such interest or principal is due and payable, a holder of the Related Trust Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest (including any Additional Interest) on such Corresponding Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the Related Trust Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Junior Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Related Trust Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable BNY Trust may become subject to the reporting obligations under the Exchange Act. The Company shall have the right under the Junior Indenture to set-off any payment made to such holder of the Related Trust Preferred Securities by the Company in connection with a Direct Action.

     The holders of such Related Trust Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debt Securities unless there shall have been an event of default under the Trust Agreement. See "Description of Trust Preferred Securities--Events of Default; Notice".

Consolidation, Merger, Sale of Assets and Other Transactions

     The Junior Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                    (i) in case the Company consolidates with or merges into another Person (and the Company is not the surviving Person) or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debt Securities issued under the Junior Indenture;

                   (ii) immediately after giving effect to such transaction, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and

                  (iii) certain other conditions as prescribed by the Junior Indenture are met.

     The general provisions of the Junior Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debt Securities.

Satisfaction and Discharge

     The Junior Indenture provides that when, among other things, all Junior Subordinated Debt Securities not previously delivered to the Junior Indenture Trustee for cancellation:

                    (i) have become due and payable,

                   (ii) will become due and payable at their Stated Maturity within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debt Securities not previously delivered to the Junior Indenture Trustee for cancellation, for the principal (and premium, if any) and interest (including any Additional Interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Indenture.

Defeasance and Covenant Defeasance

     The Junior Indenture provides, if such provision is made applicable to the Junior Subordinated Debt Securities of any series (which will be indicated in the prospectus supplement applicable thereto), that the Company may elect either:

         (A) to defease ("defeasance") and be discharged from any and all obligations with respect to such Junior Subordinated Debt Securities then outstanding (including the provisions described under "--Subordination" and except for the obligations to register the transfer or exchange of such Junior Subordinated Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Junior Subordinated Debt Securities, to maintain an office or agency in respect of the Junior Subordinated Debt Securities and to hold moneys for payment in trust) or

         (B) to be released from its obligations with respect to such Junior Subordinated Debt Securities then outstanding under any sections of the Junior Indenture applicable to such Junior Subordinated Debt Securities that are subject to covenant defeasance ("covenant defeasance") upon the deposit with the Debenture Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) and interest on such Junior Subordinated Debt Securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon.

     As a condition to defeasance or covenant defeasance, the Company must deliver to the Debenture Trustee an Opinion of Counsel (as specified in the Junior Indenture) to the effect that the holders of such Junior Subordinated Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable Federal income tax law, in any such case after the date of the Junior Indenture.

     Under current Federal income tax law, defeasance would likely be treated as a taxable exchange of such Junior Subordinated Debt Securities for interests in the defeasance trust. As a consequence a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Junior Subordinated Debt Securities and the value of the holder's proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain and loss of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Junior Subordinated Debt Securities. Purchasers of such Junior Subordinated Debt Securities should consult their own advisors with respect to the tax consequences to them of such defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

     The Company may exercise its defeasance option with respect to Junior Subordinated Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of the Junior Subordinated Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Junior Subordinated Debt Securities may not be accelerated by reference to the covenants noted under clause (B) above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Junior Subordinated Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

     The prospectus supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to the Junior Subordinated Debt Securities of a particular series.

Conversion or Exchange

     If and to the extent indicated in the applicable prospectus supplement, the Junior Subordinated Debt Securities of any series may be convertible or exchangeable into Junior Subordinated Debt Securities of another series or into other securities of the Company. The specific terms on which Junior Subordinated Debt Securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Junior Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

     The Junior Subordinated Debt Securities will be subordinate in right of payment, to the extent set forth in the Junior Indenture, to all Senior Debt of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Debt has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities.

     As used in this section, "Senior Debt" means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Debt includes the Company's Senior Subordinated Debt Securities and any Senior Subordinated Debt Securities issued in the future with substantially similar subordination terms, but does not include the Junior Subordinated Debt Securities of any series or any Junior Subordinated Debt Securities issued in the future with subordination terms substantially similar to those of the Junior Subordinated Debt Securities.

     Indebtedness of the Company which is senior to the Junior Subordinated Debentures totaled approximately $5.90 billion at March 31, 2002. Indebtedness existing under the Junior Indenture, which ranks equally with the Junior Subordinated Debt Securities totaled approximately $1.55 billion at March 31, 2002.

     In the event of:

          (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property,

          (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

          (iii) any assignment by the Company for the benefit of creditors, or

          (iv)  any other marshaling of the assets of the Company,

then all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debt Securities.

     In such event, any payment or distribution on account of the Junior Subordinated Debt Securities, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debt Securities will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the holders of Junior Subordinated Debt Securities, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debt Securities, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debt Securities. If any payment or distribution on account of the Junior Subordinated Debt Securities of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debt Securities in contravention of any of the terms hereof and before all the Senior Debt has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Debt may receive more, ratably, and holders of the Junior Subordinated Debt Securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default under the Junior Indenture.

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

     The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

Trust Expenses

     Pursuant to the Expense Agreement for each series of Corresponding Junior Subordinated Debt Securities, the Company, as holder of the Trust Common Securities, will irrevocably and unconditionally agree with each BNY Trust that holds Junior Subordinated Debt Securities that the Company will pay to such BNY Trust, and reimburse such BNY Trust for, the full amounts of any costs, expenses or liabilities of the BNY Trust, other than obligations of the BNY Trust to pay to the holders of any Trust Preferred Securities or other similar interests in the BNY Trust the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the BNY Trust that are required by applicable law to be satisfied in connection with a termination of such BNY Trust.

Governing Law

     The Junior Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Junior Indenture Trustee

     The Junior Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Junior Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Junior Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Junior Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Corresponding Junior Subordinated Debt Securities

     The Corresponding Junior Subordinated Debt Securities may be issued in one or more series of Junior Subordinated Debt Securities under the Junior Indenture with terms corresponding to the terms of a series of Related Trust Preferred Securities. In that event, concurrently with the issuance of each BNY Trust's Trust Preferred Securities, such BNY Trust will invest the proceeds thereof and the consideration paid by the Company for the Trust Common Securities of such BNY Trust in such series of Corresponding Junior Subordinated Debt Securities issued by the Company to such BNY Trust. Each series of Corresponding Junior Subordinated Debt Securities will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Trust Preferred Securities and the Trust Common Securities of such BNY Trust and will rank on a parity with all other series of Junior Subordinated Debt Securities. Holders of the Related Trust Preferred Securities for a series of Corresponding Junior Subordinated Debt Securities will have the rights in connection with modifications to the Junior Indenture or upon occurrence of Debenture Events of Default, as described under "--Modification of Junior Indenture" and "--Debenture Events of Default", unless provided otherwise in the prospectus supplement for such Related Trust Preferred Securities.

     Unless otherwise specified in the applicable prospectus supplement, if a Tax Event or a Capital Treatment Event in respect of a BNY Trust shall occur and be continuing, the Company may, at its option and subject to prior approval of the Federal Reserve Board if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debt Securities at any time within 90 days of the occurrence of such Tax Event or Capital Treatment Event, in whole but not in part, subject to the provisions of the Junior Indenture and whether or not such Corresponding Junior Subordinated Debt Securities are then otherwise redeemable at the option of the Company. Unless provided otherwise in the related prospectus supplement, the redemption price for any Corresponding Junior Subordinated Debt Securities shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable BNY Trust is the holder of all the outstanding Corresponding

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

Junior Subordinated Debt Securities, the proceeds of any such redemption will be used by the BNY Trust to redeem the corresponding Trust Securities in accordance with their terms. In lieu of such redemption, the Company has the right to dissolve the applicable BNY Trust and to distribute such Corresponding Junior Subordinated Debt Securities to the holders of the related series of Trust Securities in liquidation of such BNY Trust. See "Description of Trust Preferred Securities--Redemption or Exchange-- Distribution of Corresponding Junior Subordinated Debentures" for a more detailed discussion. The Company may not redeem a series of Corresponding Junior Subordinated Debt Securities in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debt Securities of such series for all interest periods terminating on or prior to the Redemption Date.

     The Company will covenant in the Junior Indenture, as to each series of Corresponding Junior Subordinated Debt Securities, that if and so long as (i) the BNY Trust of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debt Securities, (ii) a Tax Event in respect of such BNY Trust has occurred and is continuing and (iii) the Company has elected to redeem such Corresponding Junior Subordinated Debt Securities or dissolve such BNY Trust, and has not revoked such election, the Company will pay to such BNY Trust Additional Sums (as defined under "Description of Trust Preferred Securities--Redemption or Exchange"). The Company will also covenant, as to each series of Corresponding Junior Subordinated Debt Securities, (i) to maintain directly or indirectly 100% ownership of the Trust Common Securities of the BNY Trust to which such Corresponding Junior Subordinated Debt Securities have been issued, provided that certain successors which are permitted pursuant to the Junior Indenture may succeed to the Company's ownership of the Trust Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any BNY Trust, except (a) in connection with a distribution of Corresponding Junior Subordinated Debt Securities to the holders of the Trust Preferred Securities in exchange therefor upon liquidation of such BNY Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, in either such case, if so specified in the applicable prospectus supplement upon prior approval of the Federal Reserve, if then so required under applicable Federal Reserve capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such BNY Trust to be classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                    DESCRIPTION OF TRUST PREFERRED SECURITIES

     This summary of certain provisions of the Trust Preferred Securities and each Trust Agreement is not complete. For a complete description you should read each Trust Agreement. Wherever particular defined terms of a Trust Agreement are referred to herein or in a prospectus supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement is incorporated as an exhibit to the registration statement of which this prospectus is a part by reference to the Company's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and
333-70187-04).

     Pursuant to the terms of the Trust Agreement for each BNY Trust, each BNY Trust will sell Trust Preferred Securities to the public and Trust Common Securities to the Company. The Trust Preferred Securities represent preferred beneficial interests in the BNY Trust that sold them. Holders of such Trust Preferred Securities will be entitled to receive Distributions and amounts payable on redemption or liquidation ahead of holders of the Trust Common Securities. A more complete discussion appears under the heading "--Subordination of Trust Common Securities". Holders of the Trust Preferred Securities will also be entitled to other benefits as described in the corresponding Trust Agreement.

     Each of the BNY Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

General

     The Trust Preferred Securities of a BNY Trust will rank on a parity, and payments will be made thereon pro rata, with the Trust Common Securities of that BNY Trust except as described under "--Subordination of Trust Common Securities". Legal title to the Corresponding Junior Subordinated Debt Securities will be held and administered by the Property Trustee in trust for the benefit of the holders of the Related Trust Preferred Securities and Trust Common Securities.

     Each Guarantee Agreement executed by the Company for the benefit of the holders of a BNY Trust's Trust Preferred Securities will be a Guarantee on a subordinated basis with respect to the Related Trust Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Preferred Securities when the related BNY Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

Distributions

     Distributions on the Trust Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Junior Indenture Trustee is closed for business.

     Each BNY Trust's Trust Preferred Securities represent preferred beneficial interests in the applicable BNY Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable prospectus supplement for such Trust Preferred Securities. Distributions to which holders of Trust Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     If an Extension Period occurs with respect to the Corresponding Junior Subordinated Debt Securities, distributions on the Related Trust Preferred Securities will be correspondingly deferred. See "Description of Junior Subordinated Debt Securities--Option to Defer Interest Payments."

     The revenue of each BNY Trust available for distribution to holders of its Trust Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debt Securities in which the BNY Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debt Securities--Corresponding Junior Subordinated Debt Securities." If the Company does not make interest payments on such Corresponding Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Related Trust Preferred Securities. The payment of Distributions (if and to the extent the BNY Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantees".

     Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the register of such BNY Trust at the close of business on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Trust Preferred Securities are not in book-entry form, the relevant record date for such Trust Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable prospectus supplement.

Redemption or Exchange

     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debt Securities, whether at maturity or upon earlier redemption as provided in the Junior Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities--Redemption". If less than all of any series of Corresponding Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Trust Preferred Securities and the Trust Common Securities based upon the relative Liquidation Amounts of such classes. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debt Securities to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Trust Preferred Securities and the Trust Common Securities. The Redemption Price will be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

     The Company will have the right to redeem any series of Corresponding Junior Subordinated Debt Securities (i) on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event or (iii) as may be otherwise specified in the applicable prospectus supplement, in each case subject to receipt of prior approval by the Federal Reserve Board if then so required under applicable Federal Reserve capital guidelines or policies.

     Distribution of Corresponding Junior Subordinated Debt Securities. Subject to the Company having received prior approval of the Federal Reserve Board to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, the Company has the right at any time to terminate any BNY Trust and, after satisfaction of the liabilities of creditors of such BNY Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debt Securities in respect of the Trust Preferred Securities and Trust Common Securities issued by such BNY Trust to be distributed to the holders of such Trust Preferred Securities and Trust Common Securities in liquidation of such BNY Trust.

     Tax Event or Capital Treatment Event Redemption. If a Tax Event or Capital Treatment Event in respect of a series of Trust Preferred Securities and Trust Common Securities shall occur and be continuing, the Company has the right to redeem the Corresponding Junior Subordinated Debt Securities in whole (but not in part) and thereby cause a mandatory redemption of such Trust Preferred Securities and Trust Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of a series of Trust Preferred Securities and Trust Common Securities has occurred and is continuing and the Company does not elect to redeem the Corresponding Junior Subordinated Debt Securities and thereby cause a mandatory redemption of such Trust Preferred Securities or to liquidate the related BNY Trust and cause the Corresponding Junior Subordinated Debt Securities to be distributed to holders of such Trust Preferred Securities and Trust Common Securities in exchange therefor upon liquidation of the BNY Trust as described above, such Trust Preferred Securities will remain outstanding and Additional Sums may be payable on the Corresponding Junior Subordinated Debt Securities.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by a BNY Trust on the outstanding Trust Preferred Securities and Trust Common Securities of the BNY Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such BNY Trust has become subject as a result of a Tax Event.

     "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount equal to the principal amount of Corresponding Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Junior Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and
(ii) with respect to a distribution of Corresponding Junior Subordinated Debt Securities to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related BNY Trust, Corresponding Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

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

     "Liquidation Amount" means the stated liquidation amount per Trust Security of $25 (or such other stated amount as is set forth in the applicable prospectus supplement).

     After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debt Securities for any Trust Preferred Securities:

          (i) such Trust Preferred Securities will no longer be deemed to be outstanding,

          (ii) The Depository Trust Company ("DTC") (for a more detailed explanation of DTC, see "Book-Entry Issuance") or its nominee, as the record holder of such Trust Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debt Securities to be delivered upon such distribution, and

          (iii) any certificates representing such Trust Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debt Securities having a principal amount equal to the stated Liquidation Amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Trust Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Trust Preferred Securities or the Corresponding Junior Subordinated Debt Securities that may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of a BNY Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of a BNY Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

Redemption Procedures

     Trust Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debt Securities. Redemptions of the Trust Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related BNY Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Trust Common Securities".

     If the Property Trustee gives a notice of redemption in respect of any Trust Preferred Securities, then, while such Trust Preferred Securities are in book-entry form, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Preferred Securities. See "Book-Entry Issuance". If such Trust Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Trust Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Preferred Securities called for redemption shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price and any Distribution payable in respect of the Trust Preferred Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Trust Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by a BNY Trust or by the Company pursuant to the related Guarantee as described under "Description of Guarantees", Distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by such BNY Trust for such Trust Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Trust Preferred Securities and any distribution of Corresponding Junior Subordinated Debt Securities to holders of Trust Preferred Securities shall be made to the applicable record holders thereof as they appear on the register for such Trust Preferred Securities on the relevant record date, which, as long as the Trust Preferred Securities remain in book-entry form, shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that such Trust Preferred Securities are not in book-entry form, the relevant record date for such Trust Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

     If less than all of the Trust Preferred Securities and Trust Common Securities issued by a BNY Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Preferred Securities and Trust Common Securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and the Trust Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such customary method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof, unless a different amount is specified in the applicable prospectus supplement) of the Liquidation Amount of Preferred Securities of a denomination larger than $25 (or such other denomination as is specified in the applicable prospectus supplement). The Property Trustee shall promptly notify the Securities Registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debt Securities, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debt Securities or portions thereof (and Distributions will cease to accrue on the Related Trust Preferred Securities or portions thereof) called for redemption.

Subordination of Trust Common Securities

     Payment of Distributions on, and the Redemption Price of, each BNY Trust's Trust Preferred Securities and Trust Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Trust Preferred Securities and Trust Common Securities; provided, however, that if on any Distribution Date, Redemption Date or liquidation date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of such BNY Trust's Trust Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Trust Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of such BNY Trust's outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of such BNY Trust's outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all outstanding Trust Preferred

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

Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, such BNY Trust's Trust Preferred Securities then due and payable.

     In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, the Company as holder of such BNY Trust's Trust Common Securities will have no right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Trust Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Trust Preferred Securities and not on behalf of the Company as holder of such BNY Trust's Trust Common Securities, and only the holders of such Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Termination

     Pursuant to each Trust Agreement, each BNY Trust shall terminate on the first to occur of:

         (i)   the expiration of its term;

         (ii) certain events of bankruptcy, dissolution or liquidation of the holder of the Trust Common Securities;

         (iii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debt Securities to the holders of its Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to terminate such BNY Trust (subject to the Company having received prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies) Such written direction by the Company is optional and solely within the discretion of the Company;

         (iv) redemption of all of such BNY Trust's Preferred Securities as described under "--Redemption or Exchange--Mandatory Redemption"; and

         (v) the entry of an order for the dissolution of such BNY Trust by a court of competent jurisdiction.

     If an early termination occurs as described in clause (ii), (iii) or (v) above, the relevant BNY Trust shall be liquidated by the related BNY Trust Trustees as expeditiously as such BNY Trust Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such BNY Trust as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debt Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of such BNY Trust available for distribution to holders, after satisfaction of liabilities to creditors of such BNY Trust as provided by applicable law, an amount equal to, in the case of holders of Trust Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such BNY Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such BNY Trust on its Trust Preferred Securities shall be paid on a pro rata basis. The holder(s) of such BNY Trust's Trust Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Trust Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Trust Common Securities.

Events of Default; Notice

     Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Trust Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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

         (i) the occurrence of a Debenture Event of Default under the Junior Indenture (see "Description of Junior Subordinated Debt
     Securities--Debenture Events of Default"); or

         (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the BNY Trust Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting BNY Trust Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities of the applicable BNY Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

         (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such BNY Trust's Trust Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Trust Common Securities as described above. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Trust Preferred Securities to accelerate the maturity thereof.

Removal of BNY Trust Trustees

     Unless a Debenture Event of Default shall have occurred and be continuing, any BNY Trust Trustee may be removed at any time by the holder of the Trust Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Trust Common Securities. No resignation or removal of a BNY Trust Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

Co-trustees and Separate Property Trustee

     Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Trust Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of BNY Trust Trustees

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall automatically become the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the BNY Trusts

     A BNY Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. A BNY Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the related Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that:

         (i) such successor entity either (a) expressly assumes all of the obligations of such BNY Trust with respect to such Trust Preferred Securities or (b) substitutes for such Trust Preferred Securities other securities having substantially the same terms as such Trust Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Trust Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

         (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debt Securities,

         (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Trust Preferred Securities are then listed, if any,

         (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the Trust Preferred Securities,

         (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect,

         (vi) such successor entity has a purpose identical to that of the BNY Trust,

         (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the BNY Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the BNY Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and

         (viii) the Company or any permitted successor or assignee owns all of the Trust Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee.

     Notwithstanding the foregoing, a BNY Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the related Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the BNY Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

     There are no provisions that afford holders of any Trust Preferred Securities protection in the event of a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of the Company. Nor are there any provisions that require the repurchase of any Trust Preferred Securities upon a change in control of the Company.

Voting Rights; Amendment of Each Trust Agreement

     Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant BNY Trust.

     Each Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement provided that any such amendment does not adversely affect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the relevant BNY Trust will be classified for United States Federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust Securities are outstanding, to ensure that the Corresponding Junior Subordinated Debt Securities will be treated as indebtedness of the Company or to ensure that such BNY Trust will not be required to register as an "investment company" under the Investment Company Act; provided however, that such amendments do not adversely affect in any material respect the rights of the holders of the Trust Preferred Securities. Any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the related BNY Trust Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by such BNY Trust Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to such BNY Trust Trustees in accordance with such amendment will not cause such BNY Trust to be taxable as a corporation or affect such BNY Trust's status as a grantor trust for United States Federal income tax purposes or such BNY Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Corresponding Junior Subordinated Debt Securities are held by the Property Trustee, the related BNY Trust Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Junior Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under the Junior Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Indenture or such Corresponding Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Trust Preferred Securities; provided, however, that where a consent under the Junior Indenture would require the consent of each holder of Corresponding Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Related Trust Preferred Securities. The BNY Trust Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of such Trust Preferred Securities. The Property Trustee shall notify each holder of Trust Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of the holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the BNY Trust Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the BNY Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action and such action would not cause the BNY Trust to be classified as other than a grantor trust for United States Federal income tax purposes.

     Any required approval of holders of Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Trust Preferred Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Trust Preferred Securities will be required for a BNY Trust to redeem and cancel its Trust Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the BNY Trust Trustees or any affiliate of the Company or any BNY Trust Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

     Unless otherwise set forth in a prospectus supplement, any Trust Preferred Securities will be represented by fully registered global certificates issued as global Trust Preferred Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on global Trust Preferred Securities and other payments will be payable are discussed in more detail under the heading "Book-Entry Issuance."

Payment and Paying Agency

     Payments in respect of Trust Preferred Securities represented by global certificates shall be made to DTC as described under "Book-Entry Issuance." If any Trust Preferred Securities are not represented by global certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable prospectus supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and reasonably acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

Registrar and Transfer Agent

     Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of each BNY Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The BNY Trusts will not be required to register or cause to be registered the transfer of their Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Trust Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the BNY Trusts in such a way that no BNY Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each BNY Trust or each Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes. The Company and the BNY Trustees may amend each Trust Agreement without the consent of the holders of the related Trust Preferred Securities and even if such amendment would adversely affect the interests of such holders, as shall be necessary to ensure that each BNY Trust will be classified for United States Federal income tax purposes as a grantor trust and will not be required to register as an investment company under the Investment Company Act and to ensure that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Company. A more detailed discussion appears under the heading "--Voting Rights; Amendment of Each Trust Agreement."

     Holders of the Trust Preferred Securities have no preemptive or similar rights.

     No BNY Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                            DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Company at the same time each BNY Trust issues its Trust Preferred Securities. Each Guarantee is for the benefit of the holders from time to time of such Trust Preferred Securities. Bank One, National Association will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related BNY Trust's Trust Preferred Securities.

     This summary of certain terms and provisions of the Guarantees, is not complete. For a complete description you should read each Guarantee. The form of the Guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Junior Indenture is qualified under the Trust Indenture Act.

     When we refer to Trust Preferred Securities we mean the Trust Preferred Securities issued by the related BNY Trust to which a Guarantee relates.

General

     The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such BNY Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the related BNY Trust (the "Guarantee Payments"), will be subject to the related Guarantee:

         (i) any accumulated and unpaid Distributions required to be paid on such Trust Preferred Securities, to the extent that such BNY Trust has funds on hand available therefor at such time,

         (ii) the Redemption Price with respect to any Trust Preferred Securities called for redemption, to the extent that such BNY Trust has funds on hand available therefor at such time, or

         (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such BNY Trust (unless the Corresponding Junior Subordinated Debt Securities are distributed to holders of such Trust Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such BNY Trust remaining available for distribution to holders of Trust Preferred Securities after satisfaction of liabilities to creditors of such BNY Trust as required by applicable law.

     The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Trust Preferred Securities or by causing the BNY Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related BNY Trust's obligations under the Trust Preferred Securities, but will apply only to the extent that such related BNY Trust has funds sufficient to make such payments, and is not a guarantee of collection. See "-- Status of the Guarantees"

     If the Company does not make interest payments on the Corresponding Junior Subordinated Debt Securities held by the BNY Trust, the BNY Trust will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor. Each Guarantee constitutes an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt of the Company. See "--Status of the Guarantees." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "The Company." Except as otherwise provided in the applicable prospectus supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Junior Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the related BNY Trust's obligations under the related Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a BNY Trust's obligations under its related Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees."

Status of the Guarantees

     Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt of the Company in the same manner as Corresponding Junior Subordinated Debt Securities.

     Each Guarantee will rank equally with all other Guarantees issued by the Company. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Trust Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the BNY Trust or upon distribution to the holders of the Trust Preferred Securities of the Corresponding Junior Subordinated Debt Securities. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the material rights of holders of the related Trust Preferred Securities (in which case no vote of the holders will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Preferred Securities--Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Trust Preferred Securities then outstanding. The Company may not assign its obligations under the Guarantees except in connection with a consolidation, merger or sale involving the Company that is permitted under the terms of the corresponding Junior Indenture and then only if any such successor or assignee agrees in writing to perform the Company's obligations under the Guarantees.

Events of Default

     An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder or to perform any non-payment obligations if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the related Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     The holders of not less than a majority in aggregate Liquidation Amount of the related Trust Preferred Securities have the right, by vote, to waive any past events of default and its consequences under each Guarantee. If such a waiver occurs, any such event of default will cease to exist and be deemed to have been cured under the terms of the Guarantee.

     Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the BNY Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. However, such a requirement does not relieve the Guarantee Trustee of its obligations to exercise its rights and powers under the Guarantee upon the occurrence of an event of default.

Termination of the Guarantees

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Trust Preferred Securities, upon full payment of the amounts payable upon liquidation of the related BNY Trust or upon distribution of Corresponding Junior Subordinated Debt Securities to the holders of the related Trust Preferred Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Preferred Securities must restore payment of any sums paid under such Trust Preferred Securities or such Guarantee.

Governing Law

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

     Pursuant to the Expense Agreement that will be entered into by the Company under each Trust Agreement (the "Expense Agreement"), the Company will, as holder of the Trust Common Securities, irrevocably and unconditionally guarantee to each Person or entity to whom the BNY Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the BNY Trust, other than obligations of the BNY Trust to pay to the holders of any Trust Preferred Securities or other similar interests in the BNY Trust of the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be. The Expense Agreement will be enforceable by third parties.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES, THE EXPENSE AGREEMENT AND THE GUARANTEES

     This section relates to Junior Subordinated Debt Securities which are issued by a BNY Trust and accordingly are Corresponding Junior Subordinated Debt Securities for a series of Related Trust Preferred Securities.

Full and Unconditional Guarantee

     Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the related BNY Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees." Taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the related BNY Trust's obligations under the Related Trust Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debt Securities, such BNY Trust will not pay Distributions or other amounts due on its Related Trust Preferred Securities. The Guarantees do not cover payment of Distributions when the related BNY Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of any Trust Preferred Securities is to institute a legal proceeding directly against the Company pursuant to the terms of the Junior Indenture for enforcement of payment of amounts of such Distributions to such holder after the applicable due dates. The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Company.

Sufficiency of Payments

     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Related Trust Preferred Securities, primarily because:

         (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated Liquidation Amount of the Related Trust Preferred Securities and related Trust Common Securities;

         (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Related Trust Preferred Securities;

         (iii) the Company shall pay, under the related Expense Agreement, for all and any costs, expenses and liabilities of such BNY Trust except the BNY Trust's obligations to holders of its Trust Preferred Securities under such Trust Preferred Securities; and

         (iv) each Trust Agreement provides that the BNY Trust will not engage in any activity that is not consistent with the limited purposes of such BNY Trust.

     Notwithstanding anything to the contrary in the Junior Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

     A holder of any related Trust Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related BNY Trust or any other person or entity.

     A default or event of default under any Senior Debt of the Company would not constitute a default or Event of Default under the Junior Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Junior Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debt Securities would constitute an Event of Default under the Junior Indenture.

Limited Purpose of BNY Trusts

     Each BNY Trust's Trust Preferred Securities evidence a preferred and undivided beneficial interest in such BNY Trust, and each BNY Trust exists for the sole purpose of issuing its Trust Preferred Securities and Trust Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a Trust Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Corresponding Junior Subordinated Debt Securities held, while a holder of Trust Preferred Securities is entitled to receive Distributions from such BNY Trust (or from the Company under the applicable Guarantee) if and to the extent such BNY Trust has funds available for the payment of such Distributions.

Rights Upon Termination

     Upon any voluntary or involuntary termination, winding-up or liquidation of any BNY Trust not involving the distribution of the Corresponding Junior Subordinated Debt Securities, the holders of the related Trust Preferred Securities will be entitled to receive, out of the assets held by such BNY Trust, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debt Securities, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Junior Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under each Guarantee and has agreed, under the related Expense Agreement, to pay for all costs, expenses and liabilities of each BNY Trust (other than the BNY Trust's obligations to the holders of its Trust Preferred

Securities), the positions of a holder of such Trust Preferred Securities and a holder of such Corresponding Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                         DESCRIPTION OF PREFERRED STOCK

Summary

     The following summary contains a description of certain general terms of the Preferred Stock. The particular terms of any series of preferred stock being offered by us under this shelf registration (the "Preferred Stock") will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Preferred Stock:

     .  the specific title and stated value,

     .  number of shares or fractional interests therein,

     .  any dividend, liquidation, redemption, voting and other rights,

     . the terms for conversion into Common Stock or other preferred stock or for exchange for Common Stock or other Debt Securities,

     . the securities exchanges, if any, on which such Preferred Stock is to be listed,

     . the initial public offering price, and the number of shares, if any, to be purchased by the underwriters.

     The terms of any series of Preferred Stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Amendment to the Company's Restated Certificate of Incorporation relating to the series of the Preferred Stock for the complete terms of that Preferred Stock. That Certificate of Amendment will be filed with the SEC promptly after the offering of the Preferred Stock.

General

     Under the Company's Certificate of Incorporation, the Board of Directors of the Company is authorized, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of Preferred Stock, without par value, (the "No Par Preferred Stock") and 5,000,000 shares of Class A Preferred Stock, par value $2.00 per share (the "Class A Preferred Stock" and together with the No Par Preferred Stock, being collectively referred to as the "Preferred Stock"). The Preferred Stock may be issued in one or more series, with such designations of titles; dividend rates; special or relative rights in the event of liquidation, distribution or sale of assets or dissolution or winding up of the Company; any sinking fund provisions; any redemption or purchase account provisions; any conversion provisions; and any voting rights thereof, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

     The liquidation preference of any series of Preferred Stock is not necessarily indicative of the price at which shares of such series of Preferred Stock will actually trade at or after the time of their issuance. The market price of any series of Preferred Stock can be expected to fluctuate with changes in market and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market prices of securities.

Rank

     Any series of the No Par Preferred Stock or Class A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of the Company and with all equity securities issued by the Company, the terms of which specifically provide that such equity securities


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

will rank junior to the No Par Preferred Stock or Class A Preferred Stock, as the case may be (collectively referred to as the "Junior Securities"); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with the No Par Preferred Stock or Class A Preferred Stock, as the case may be, including the Company's 7.75% Cumulative Convertible Preferred Stock (collectively referred to as the "Parity Securities"); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to the No Par Preferred Stock or Class A Preferred Stock, as the case may be (collectively referred to as the "Senior Securities"). All shares of No Par Preferred Stock and Class A Preferred Stock will, regardless of series, be of equal rank. As used in any Certificate of Amendment for these purposes, the term "equity securities" will not include debt securities convertible into or exchangeable for equity securities.

Dividends

     Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

     The Company's ability to pay dividends on its Preferred Stock is subject to policies established by the Federal Reserve Board and under the New York Banking Law. See "Certain Regulatory Considerations--Dividends."

     No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the No Par Preferred Stock and Class A Preferred Stock. If full dividends are not so paid, the No Par Preferred Stock and Class A Preferred Stock shall share dividends pro rata with the Parity Securities.

Conversion

     The prospectus supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock.

     For any series of Preferred Stock which is convertible, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued No Par Preferred Stock or Class A Preferred Stock, as the case may be, or Common Stock or shares held in its treasury or both, for the purpose of effecting the conversion of the shares of such series of Preferred Stock, the full number of shares of No Par Preferred Stock, Class A Preferred Stock or Common Stock, as the case may be, then deliverable upon the conversion of all outstanding shares of such series.

     No fractional shares or scrip representing fractional shares of Preferred Stock or Common Stock will be issued upon the conversion of shares of any series of convertible Preferred Stock. Each holder to whom fractional shares would otherwise be issued will instead be entitled to receive, at the Company's election, either (a) a cash payment equal to the current market price of such holder's fractional interest or (b) a cash payment equal to such holder's proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale promptly by an agent, on behalf of such holders, of shares of Preferred Stock or Common Stock representing the aggregate of such fractional shares.

     The holders of any series of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Company's default in payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of No Par Preferred Stock, Class A Preferred Stock or Common Stock issued upon conversion.


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

Exchangeability

     The holders of shares of Preferred Stock of any series may be obligated at any time or at maturity to exchange such shares for Common Stock or debt securities of the Company. The terms of any such exchange and any such debt securities will be described in the prospectus supplement relating to such series of Preferred Stock.

Redemption

     A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series.

     In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company or by any other method determined to be equitable by the Board of Directors.

     On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

     Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 Capital without the prior approval of the Federal Reserve. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve determines that the bank holding company's condition and circumstances warrant the reduction of a source of permanent capital.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

Voting Rights

     Except as indicated below or in the prospectus supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

     Under regulations adopted by the Federal Reserve, if the holders of shares of any series of Preferred Stock of the Company become entitled to vote for the election of directors, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a "controlling influence" over the Company) may then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, at such time as such series is deemed a class of voting securities,
(i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series.

Preferred Stock Outstanding

     As of March 31, 2002, the Company has issued and outstanding no shares of No Par Preferred Stock and 3,500 shares of Class A Preferred Stock with an aggregate liquidation preference of $.1 million. The 7.75% Cumulative Convertible Preferred Stock (3,500 shares) is the only series of Class A Preferred Stock outstanding. The shares of outstanding Class A Preferred Stock are fully paid and non-assessable. The Company has also authorized a series of No Par Preferred Stock in connection with its preferred stock purchase rights plan. See "Description of Preferred Stock Purchase Rights."

     Holders of shares of 7.75% Cumulative Convertible Preferred Stock are entitled to cumulative dividends, when declared by the Company's Board of Directors.

     In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of the Company, the holder of a share of outstanding Preferred Stock will be entitled to receive prior to any payment upon the Company's Common Stock, cash in the amount of $25 in the case of the 7.75% Cumulative Convertible Preferred Stock.

     Holders of 7.75% Cumulative Convertible Preferred Stock have no general voting rights but have the right to vote in certain events. When an amount equal to at least six quarterly dividends payable on the 7.75% Cumulative Convertible Preferred Stock is in arrears, the number of directors of the Company will be increased by two and the holders of 7.75% Cumulative Convertible Preferred Stock, voting separately as a class with the holders of any one or more other series of Preferred Stock of the Company ranking on a parity with the 7.75% Cumulative Convertible Preferred Stock either as to payment of dividends or upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, will be entitled at the next annual meeting of shareholders of the Company and each subsequent annual meeting of shareholders to elect two directors to fill such vacancies. In each case, such right shall continue until there are no dividends in arrears upon the Company's No Par Preferred Stock or Class A Preferred Stock.

     The 7.75% Cumulative Convertible Preferred Stock is redeemable at any time at the option of the Company and is convertible at any time into Common Stock at the option of the holders. The conversion rights of the 7.75% Cumulative Convertible Preferred Stock will terminate at the close of business on the tenth day preceding the date fixed for redemption of shares of such series.

     The Bank of New York is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Company's No Par Preferred Stock and Class A Preferred Stock.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following summary is not complete. You should refer to the applicable provisions of the forms of the Company's Deposit Agreement and Depositary Receipt relating to the Preferred Stock for a complete statement of the terms and rights of the Depositary Shares. These documents are incorporated by reference and have been filed with the SEC in Amendment No. 1 to the Company's Registration Statement on Form S-3 (No. 33-51984).

General

     The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue Depositary Receipts, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share,


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

to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

     Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

Dividends and Other Distributions

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption or Exchange of Stock

     If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Common Stock or debt securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Common Stock or debt securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever the Company redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Company.

Withdrawal of Stock

     Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Stock

     Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of


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

the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

Conversion Rights of Convertible Depositary Shares

     Any holder of Depositary Shares which are convertible into Common Stock or into shares of another series of Preferred Stock, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause the Company to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Common Stock or Preferred Stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Company obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Amendment) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Amendment. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Common Stock or Preferred Stock or into any number of whole shares of such Common Stock or Preferred Stock plus an excess constituting less than one whole share of such Common Stock or Preferred Stock, the holder shall receive payment in lieu of such fractional share.

Amendment and Termination of the Deposit Agreement

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least 662/3% of the Depositary Shares then outstanding representing Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into Common Stock or Preferred Stock or has been exchanged for Common Stock or debt securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

Charges of Depositary

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption or exchange of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


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

Miscellaneous

     The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.


                           DESCRIPTION OF COMMON STOCK

General

     We may issue Common Stock, separately or together with or upon conversion of or in exchange for other Company securities, all as set forth in a prospectus supplement. The following summary is not complete. You should refer to the applicable provisions of the Company's Restated Certificate of Incorporation and By-Laws, and to the New York Business Corporation Law for a complete statement of the terms and rights of the Common Stock.

     The Company is authorized to issue 2,400,000,000 shares of Common Stock, par value $7.50 per share. As of April 30, 2002, 727,922,515 shares of Common Stock were outstanding. The Common Stock is listed on the New York Stock Exchange. Its symbol is BK.

     The applicable prospectus supplement will describe the terms of the Common Stock including, where applicable, the following:

  .  the number of shares to be offered;

  .  the offering price; and

  . any additional terms of the Common Stock which are not inconsistent with the provisions of the Company's Restated Certificate of Incorporation.

     The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that has been issued and may be issued in the future.

Dividends

     The holders of the Common Stock of the Company are entitled to receive dividends, when, as and if declared by the Board of Directors out of any funds legally available therefor, subject to the preferences applicable to any outstanding preferred stock.

     The Company's ability to pay dividends on its Common Stock:

               . depends primarily upon the ability of its subsidiaries, including the Bank, to pay dividends or otherwise transfer funds to it, and



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

          . is also subject to policies established by the Federal Reserve Board and under the New York Banking Law. See "Certain Regulatory Considerations--Restrictions on Payment of Dividends."

Voting

     Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights.

Liquidation Rights

     Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors (including holders of the Company's debt securities) of the Company and holders of any preferred stock.

Miscellaneous

     Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

     The Bank of New York is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Common Stock of the Company.

Certain Provisions of New York Law and the Company's By-Laws

     The New York Business Corporation Law restricts certain business combinations. The statute prohibits certain New York corporations from engaging in a merger or other business combination with a holder of 20% or more of the corporation's outstanding voting stock ("acquiring person") for a period of five years following acquisition of the stock unless the merger or other business combination, or the acquisition of the stock, is approved by the corporation's board of directors prior to the date of the stock acquisition. The statute also prohibits consummation of such a merger or other business combination at any time unless the transaction has been approved by the corporation's board of directors or by a majority of the outstanding voting stock not beneficially owned by the acquiring person or certain "fair price" conditions have been met. Under the provisions of the statute, the Company may amend its by-laws by a vote of the shareholders to elect not to be governed by this statute. As of the date of this prospectus, the by-laws of the Company have not been so amended.

     The Company's By-Laws establish an advance notice procedure with regard to nomination by shareholders of candidates for election as directors and with regard to proposals by shareholders to be brought before a meeting of shareholders. In general, notice must be received by the Secretary of the Company (i) in the case of an annual meeting, not fewer than 90 nor more than 120 days prior to the date of the meeting, provided that the date of the meeting is publicly announced at least 100 days prior to the date of the meeting (if the date of the meeting is announced less than 100 days in advance of the meeting, then not more than ten days following the announcement), and (ii) in the case of a special meeting of shareholders at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made. Any shareholder nomination or proposal must contain certain information concerning, among other things, the person to be nominated or the matter to be brought before the meeting and concerning the shareholder submitting the nomination or proposal.

     Preferred Stock Purchase Rights

     On December 10, 1985, the Company adopted a preferred stock purchase rights plan which was amended as of June 13, 1989, April 30, 1993 and March 8, 1994 (as so amended, the "Plan"). Preferred stock purchase rights were issued pursuant to the Plan. The following summary description of the Plan is not complete. For a complete


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

statement of the terms of the Plan, you should refer to the Rights Agreement, dated as of December 10, 1985, and amended as of June 13, 1989, April 30, 1993, and March 8, 1994 (as amended, the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent.

     The Rights Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. A copy of the Rights Agreement can be obtained as described under "Where You Can Find More Information" or by writing to the Rights Agent: The Bank of New York, 101 Barclay Street, New York, New York 10007, Attention: Shareholder Relations Department-11th Floor.

     Under the Plan the Company declared a dividend of one right (a "Right" and, collectively, the "Rights") for each outstanding share of Common Stock that was then outstanding as well as shares of Common Stock that would be issued by the Company in the future, but before the Separation Date (as defined below). Anyone who acquires shares of Common Stock, before the Separation Date, whether by purchase or by conversion of or exchange for any shares of Preferred Stock or any convertible Debt Securities also receives one Right for each share of Common Stock.

     As of the date of this prospectus, the Rights are not represented by separate certificates and cannot be transferred apart from the Common Stock. Instead, each share of Common Stock also represents one Right. If the Separation Date occurs, separate certificates representing the Rights will be mailed to holders of the Common Stock as of such date, and the Rights could then begin to trade separately from the Common Stock.

     The first date on which the right to purchase the Purchase Rights Preferred Stock could be exercised is called the Separation Date.

     The "Separation Date" occurs on the tenth day after the earliest to occur of the events described below:

         (i) the date of public announcement that a person or group (an "Acquiring Person") has acquired 20% or more of the Company's Common Stock,

         (ii) the date of approval under the Bank Holding Company Act or the date of notice of nondisapproval under the Change in Bank Control Act for any person to acquire 25% or more of the outstanding shares of the Company's Common Stock, or

         (iii) the date of commencement of or first public announcement of the intent of any person to commence a tender or exchange offer to acquire 25% or more of the outstanding shares of the Company's Common Stock.

     On the Separation Date, each Right may be exercised by the holder to purchase one/one-thousandth of a share of a new series of the Company's No Par Preferred Stock (the "Purchase Rights Preferred Stock") for $200 (the "Exercise Price").

     The Exercise Price, the number of Rights outstanding and the Redemption Price will be adjusted in the event:

         (i) of a stock dividend on, or subdivision or combination of, the Common Stock or

         (ii) that the Company issues in a reclassification, merger or consolidation any shares of capital stock in respect of or in lieu of existing Common Stock.

     If there is a merger or other business combination between the Company and an Acquiring Person, or if certain other events occur involving an Acquiring Person, each Right (if not previously exercised) would entitle the holder to purchase $200 in market value of the Acquiring Person's stock (or, in certain events, the stock of another company) for $100.

     In addition, if a Separation Date occurs other than as a result of a merger, business combination or other event referred to above and a person or group acquires 20% or more of the outstanding shares of the Common Stock, each

Right (if not previously exercised and other than Rights beneficially owned by an Acquiring Person) would entitle the holder to purchase $200 in market value of the Company's Common Stock for $100.

     The Rights are redeemable by the Company at $.05 per Right (the "Redemption Price"), subject to adjustment upon the occurrence of certain events, at any time prior to the Separation Date. The Rights will expire on the earliest of (i) the time at which the Rights are exchanged for Common Stock or Purchase Rights Preferred Stock as described herein, (ii) the time at which the Rights are redeemed as described herein, and (iii) the close of business on March 7, 2004.

     The Rights do not have any voting rights and are not entitled to dividends. The terms of the Rights may be amended without the consent of the holders, provided the amendment does not adversely affect the interests of the holders.

     Each share of Purchase Rights Preferred Stock will have a liquidation preference of $200,000 ($200 for every one/one-thousandth of a share of Purchase Rights Preferred Stock) and have a dividend rate equal to the dividends on 1,000 shares of Common Stock. The Purchase Rights Preferred Stock will have no sinking fund, but is redeemable at the option of the Company two years after the Separation Date at the liquidation preference per share. The Purchase Rights Preferred Stock will have certain limited voting rights.

     The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to an Acquiring Person if it attempts to merge with, or engage in certain other transactions with, the Company. The Rights should not, however, interfere with any merger or other business combination approved by the Company's Board of Directors prior to the occurrence of a Separation Date because the Rights may be redeemed prior to such time.

                               BOOK-ENTRY ISSUANCE

     If any Debt Securities, Trust Preferred Securities or Preferred Stock (collectively, "Book Entry Securities") are to be represented by global certificates, The Depository Trust Company ("DTC") will act as securities depositary for all of the Book Entry Securities, unless otherwise referred to in the prospectus supplement relating to an offering of the particular series of Book Entry Securities.

     The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary they will appear in a prospectus supplement.

     If any securities are to be issued in global form, you will not receive a paper certificate representing the Debt Securities you have purchased. Instead the Company will deposit with DTC or its custodian one or more fully-registered global certificates ("Global Certificates") registered in the name of Cede & Co. (DTC's nominee) for the Book Entry Securities, representing in the aggregate the total number of a BNY Trust's Trust Preferred Securities, aggregate principal balance of Junior Subordinated Debt Securities or aggregate principal amount of Debt Securities, respectively.

     Since the Global Certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the Global Certificate. Persons who buy interests in the Global Security by purchasing securities are said to own a beneficial interest in the Global Security.

     Only institutions (sometimes referred to as "participants") that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a Global Certificate.

     Ownership of beneficial interests in a Global Certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

     Ownership of beneficial interests in a Global Certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

     DTC has no knowledge of the actual beneficial owners of the Book-Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

     DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Certificate.

     We have been advised by DTC that upon the issuance of a Global Certificate and the deposit of that Global Certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that Global Certificate to the accounts of its participants.

     The Company will pay principal of, and interest or premium on, securities represented by a Global Certificate registered in the name of or held by DTC or its nominee to the relevant Trustee who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium on, a Global Certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

     A Global Certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a Global Certificate may be registered to, any person other than DTC or its nominee, only if:

         (a) DTC notifies us that it is unwilling or unable to continue as depositary for that Global Certificate or if at any time DTC ceases to be registered under the Exchange Act;

         (b) we determine in our discretion that the Global Certificate shall be exchangeable for definitive securities in registered form; or

         (c) in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default with respect to the Debt Securities.

     Any Global Certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Unless otherwise indicated in a prospectus supplement any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the corporate trust office of The Bank of New York in the Borough of Manhattan, The City of New York, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities.

     Any Global Certificate representing a Trust Preferred Security that is exchangeable pursuant to (a) or (b) above will be exchangeable in whole for definitive Trust Preferred Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $25.00 and integral multiples of $25.00). The definitive Trust Preferred Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any Distributions and other payments will be payable, the transfer of the definitive Trust Preferred Securities will be registerable and the definitive Trust Preferred Securities will be exchangeable at the corporate trust office of The Bank of New York in the Borough of Manhattan, The City of New York, provided that such payment may be made at the option of the Company by check mailed to the address of the person entitled to that payment as of the record date and as shown on the register for the Trust Preferred Securities.

     DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security or Trust Preferred Security or certificates representing such Debt Security or Trust Preferred Security are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an Event of Default under the applicable Indenture, the holders of a majority in liquidation amount of Trust Preferred Securities or aggregate principal amount of Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Trust Preferred Securities or Debt Securities will be printed and delivered.

     Except as provided above, owners of the beneficial interests in a Global Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Indentures, and no Global Security shall be exchangeable except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Security or the Indentures.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities or a BNY Trust's Trust Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

     Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the BNY Trusts and the Company believe to be accurate, but the BNY Trusts and the Company assume no responsibility for the accuracy thereof. Neither the BNY Trusts nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated below or in the applicable prospectus supplement, the validity of the securities will be passed upon for the Company by Paul A. Immerman, Senior Counsel of The Bank of New York, and for the underwriters by Pillsbury Winthrop LLP, One Battery Park Plaza, New York, New York 10004. Pillsbury Winthrop LLP from time to time performs legal services for the Company and its affiliates.

     Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreements and the formation of the BNY Trusts will be passed upon by Pepper Hamilton LLP, 1201 Market Street, Wilmington, Delaware 19899, special Delaware counsel to the Company and the BNY Trusts.

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the Guarantees and the Junior Subordinated Securities will be passed upon for the Company by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated in this prospectus by reference. Such consolidated financial statements are incorporated by reference in reliance on their report given on their authority as experts in accounting and auditing.

                              PLAN OF DISTRIBUTION

Securities offered by the Company and each BNY Trust

     The securities to be offered by the Company and each BNY Trust may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company and each BNY Trust may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

     Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of debt securities and trust preferred securities offered by this prospectus, underwriters may be deemed to have received compensation from the Company and/or the applicable BNY Trust in the form of underwriting discounts or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

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

     Any underwriting compensation paid by the Company and/or the applicable BNY Trust to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company and a BNY Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

     In connection with the offering of the securities of the Company or any BNY Trust, the Company or such BNY Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying prospectus supplement. If the Company or such BNY Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

     Underwriters and dealers may engage in transactions with, or perform services for, the Company and/or the applicable BNY Trust and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and their associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, the Bank and other subsidiaries of the Company in the ordinary course of business.

     Securities other than the Common Stock will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange or the NASDAQ National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

     This prospectus and applicable prospectus supplement may be used by BNY Capital Markets, Inc. and other affiliates of the Company in connection with offers and sales relating to the initial sale of the Securities and any market making transactions in the Securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions.

     BNY Capital Markets, Inc., an affiliate of the Company, may act as an underwriter or agent in connection with the offer and sale of the securities offered by the Company or each BNY Trust in connection with this prospectus. Each offering of securities will conform to the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Common Stock offered by a Selling Stockholder

     Shares of Common Stock may be offered and sold by any selling stockholder who has acquired Common Stock from the Company in transactions that were not registered under the Securities Act. Sales of shares of Common Stock by a selling stockholder may be effected from time to time in one or more of the following transactions: (a) through brokers, acting as agent in transactions (which may involve block transactions), in special offerings, on any exchange where the Common Stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (b) to underwriters who will acquire the shares of Common Stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (c) directly or through brokers or agents in private sales at negotiated prices; (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (e) through short sales, option exercises or other derivative transactions; or (f) by any other legally available means. Also, offers to purchase shares may be solicited by agents designated by any selling stockholder from time to time.

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

     Any selling stockholder and any agents or broker-dealers that participate with such selling stockholder in the distribution of any of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     In connection with a sale of shares of Common Stock by any selling stockholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling stockholder, the manner in which the selling stockholder acquired the Common Stock from the Company, the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

     Registration fee under the Securities Act of 1933, as amended .............................    $ 211,600
     Blue Sky fees and expenses (including counsel fees) .......................................        9,000
     Fees of rating agencies ...................................................................      100,000
     Printing and engraving ....................................................................       25,000
     Accounting services .......................................................................       50,000
     Miscellaneous .............................................................................        4,400
                                                                                                    ---------
     Total .....................................................................................    $ 400,000
                                                                                                    =========

________
* All expenses except the SEC Registration fee are estimated.

Item 15.   Indemnification of Directors and Officers.

     The By-laws of The Bank of New York Company, Inc. (the "Company") (Section 7.1) provide the following:

     Except to the extent expressly prohibited by the New York Business Corporation Law, the Company shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Company, or serves or served at the request of the Company any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein; provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person established that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

     The Company may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorney's fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the Company that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

     Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

     Anything in these By-laws to the contrary notwithstanding, no elimination of this By-law, and no amendment to this By-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder, shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this By-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

     The Company shall not, except by elimination of or amendment to this By-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this By-law. The indemnification of any person provided by this By-law shall continue after such person has ceased to be a director or officer of the Company and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

     The Company is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this By-law, it being expressly recognized hereby that all directors or officers of the Company by serving as such after the adoption hereof, are acting in reliance hereon and that the Company is estopped to contend otherwise.

     In case any provision in this By-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

     For purposes of this By-law, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to any employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this By-law, the term "Company" shall include any legal successor to the Company, including any corporation which acquires all or substantially all of the assets of the Company in one or more transactions.

     A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in the first paragraph of this By-law shall be indemnified as authorized in such paragraph. Except as provided in the preceding sentence and unless ordered by a court, indemnification under this By-law shall be made by the Company if, and only if, authorized in the specific case:

         (1) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in the first paragraph of this By-law, or,

         (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

               (a) by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the standard of conduct set forth in the first paragraph of this By-law has been met by such director or officer; or

               (b) by the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such paragraph.

     If any action with respect to indemnification of directors and officers is taken by way of amendment of these By-laws, resolution of directors, or by agreement, the Company shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

     With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

     In addition, the Company maintains a directors' and officers' liability insurance policy.

     Reference is made to the indemnity provisions in the Underwriting Agreement Standard Provisions which is filed as Exhibit 1.1 to this Registration Statement.

     Under each Trust Agreement, the Company will agree to indemnify each of the Trustees of the Issuer with respect thereto or any predecessor Trustee for the Issuer, and to hold such Trustees harmless against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

Item 16. Exhibits.


Exhibit
-------
     1.1 Form of Underwriting Agreement Standard Provisions, incorporated by reference to Exhibit 1.1 to the registrant's Registration Statement on Form S-3 (No. 333-62516, 333-62516-01, 333-62516-02, 333-62516-03,
          333-62516-04)
     1.2 Form of Registration Rights Agreement for shares of Common Stock between the Company and Merrill Lynch International, incorporated by reference to Exhibit 1.2 to the registrant's Registration Statement on Form S-3 (No. 333-62516, 333-62516-01, 333-62516-02, 333-62516-03,
          333-62516-04)
     4.1 Restated Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-3 (No. 333-62516, 333-62516-01, 333-62516-02, 333-62516-03,
          333-62516-04)
     4.4 By-Laws of the registrant, incorporated by reference to Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 1-6152)
     4.5 Rights Agreement, including form of Preferred Stock Purchase Right, dated as of December 10, 1985, between The Bank of New York Company, Inc. and The Bank of New York, as Rights Agent, incorporated by reference to the registrant's Registration Statement on Form 8-A, dated December 18, 1985. (File No. 1-6152)
     4.6 First Amendment dated as of June 13, 1989, to the Rights Agreement, including form of Preferred Stock Purchase Right, dated as of December 10, 1985, between The Bank of New York Company, Inc. and The Bank of New York, as Rights Agent, incorporated by reference to the amendment on Form 8, dated June 14, 1989, to the registrant's Registration Statement on Form 8-A, dated December 18, 1985. (File No. 1-6152)
     4.7 Second Amendment, dated as of April 30, 1993, to the Rights Agreement, including form of Preferred Stock Purchase Right dated as of December 10, 1985, between The Bank of New York Company, Inc. and The Bank of New York, as Rights Agent, incorporated by reference to the amendment on Form 8-A/A, filed May 3, 1993, to the registrant's Registration Statement on Form 8-A, dated December 18, 1985. (File No. 1-6152)
     4.8 Third Amendment, dated as of March 8, 1994, to the Rights Agreement, including form of Preferred Stock Purchase Right dated as of December 10, 1985, between The Bank of New York Company, Inc. and The Bank of New York, as Rights Agent, incorporated by reference to the amendment on Form 8-A/A, filed March 23, 1994, to the registrant's Registration Statement on Form 8-A, dated December 18, 1985. (File No. 1-6152)

    Exhibit
    -------
     4.9 Specimen of Certificate for the registrant's Common Stock incorporated by reference to Exhibit 4.4 to the registrant's Registration Statement on Form S-8 (No. 33-57670)
     4.10 Senior Indenture, dated as of July 18, 1991 between The Bank of New York Company, Inc. and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, incorporated herein by reference to Exhibit 4.4 to the registrant's Registration Statement on Form S-3 (No. 33-51984)
     4.11 Senior Subordinated Indenture, dated as of October 1, 1993, between The Bank of New York Company, Inc. and J.P. Morgan Trust Company, National Association, as successor trustee
     4.12 Form of Deposit Agreement (including form of Depositary Receipt) incorporated herein by reference to Exhibit 4.4 to the registrant's Registration Statement on Form S-3 (No. 33-51984)
     4.13 Junior Subordinated Indenture, dated as of December 25, 1996, between the registrant and Bank One, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the registrant's current report on Form 8-K filed June 16, 1997.
     4.14 Certificate of Trust of BNY Capital V incorporated by reference to
          Exhibit 4(j) to the registrant's Registration Statement on Form S-3 (Nos. 333-15951 and 333-15951-0 through 05)
     4.15 Trust Agreement of BNY Capital V incorporated by reference to Exhibit 4(k) to the registrant's Registration Statement on Form S-3 (Nos. 333-15951 and 333-15951-0 through 05)
     4.16 Certificate of Trust of BNY Capital VI incorporated by reference to
          Exhibit 4.16 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and
          333-70187-04).
     4.17 Form of Trust Agreement of BNY Capital VI incorporated by reference to
          Exhibit 4.17 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and
          333-70187-04).
     4.18 Certificate of Trust of BNY Capital VII incorporated by reference to
          Exhibit 4.18 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and
          333-70187-04).
     4.19 Form of Trust Agreement of BNY Capital VII incorporated by reference to Exhibit 4.19 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and
          333-70187-04).
     4.20 Certificate of Trust of BNY Capital VIII incorporated by reference to
          Exhibit 4.20 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and
          333-70187-04).
     4.21 Form of Trust Agreement of BNY Capital VIII incorporated by reference to Exhibit 4.21 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and
          333-70187-04).
     4.22 Form of Amended and Restated Trust Agreement of BNY Capital V incorporated by reference to Exhibit 4(l) to the registrant's Registration Statement on Form S-3 (Nos. 333-15951 and 333-15951-0 through 05)
     4.23 Form of Amended and Restated Trust Agreement of BNY Capital VI, VII and VIII incorporated by reference to Exhibit 4.23 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and 333-70187-04).
     4.24 Form of Preferred Security Certificate for BNY Capital V incorporated by reference to Exhibit 4(m) to the registrant's Registration Statement on Form S-3 (Nos. 333-15951 and 333-15951-01 through 05)
     4.25 Form of Preferred Security Certificate for BNY Capital VI, VII and VIII (included as Exhibit D to 4.23)
     4.26 Form of Guarantee Agreement for BNY Capital V incorporated by reference to Exhibit 4(n) to the registrant's Registration Statement on Form S-3 (Nos. 333-15951 and 333-15951-01 through 05)
     4.27 Form of Guarantee Agreement for BNY Capital VI, VII and VIII incorporated by reference to Exhibit 4.27 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and 333-70187-04).
     5.1 Opinion of Paul A. Immerman as to legality of the Debt Securities, Preferred Stock, Depositary Shares and Common Stock.*
     5.2 Opinion of Sullivan & Cromwell as to legality of the Junior Subordinated Debt Securities and the Guarantees.*
     5.3 Opinion of Richards, Layton & Finger, P.A. as to validity of the Preferred Securities to be issued by BNY Capital V *

5.4 Opinion of Pepper Hamilton LLP as to validity of the Preferred Securities to be issued by BNY Capital VI *
5.5 Opinion of Pepper Hamilton LLP as to validity of the Preferred Securities to be issued by BNY Capital VII *
5.6 Opinion of Pepper Hamilton LLP as to validity of the Preferred Securities to be issued by BNY Capital VIII *
12.1 Computation of ratio of earnings to fixed charges and combined fixed charges and preferred stock dividend requirements incorporated by reference to Exhibit 12 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 1-6152) and Exhibit 12 to registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-6152)
23.1 Consent of Ernst & Young LLP.
23.2 Consent of Paul A. Immerman (to be included in 5.1).
23.3 Consent of Sullivan & Cromwell (to be included in 5.2).
23.4 Consents of Pepper & Hamilton LLP (to be included in 5.4, 5.5 and 5.5)
23.5 Consent of Richards, Layton & Finger, P.A. (to be included in 5.3)
24.1 Powers of Attorney
25.1 Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Senior Indenture
25.2 Form T-1 Statement of Eligibility of J.P. Morgan Trust Company, National Association to act as trustee under the Senior Subordinated Indenture.
25.3 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Junior Subordinated Indenture.
25.4 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Amended and Restated Trust Agreement of BNY Capital V.
25.5 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Amended and Restated Trust Agreement of BNY Capital VI.
25.6 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Amended and Restated Trust Agreement of BNY Capital VII.
25.7 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Amended and Restated Trust Agreement of BNY Capital VIII.
25.8 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of BNY Capital V.
25.9 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of BNY Capital VI.
25.10 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of BNY Capital VII.
25.11 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of BNY Capital VIII.
* To be filed by amendment

Item 17. Undertakings.

     Each of the undersigned Registrants, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Each of the undersigned Registrants hereby also undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) That, for the purposes of determining any liability under the Securities Act of 1933:

         (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, The Bank of New York Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of May, 2002.

                                 The Bank of New York Company, Inc. (Registrant)

                                                     *
                                 By:____________________________________________

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 31st day of May, 2002.

         Signature                                                   Title
         ---------                                                   -----
                       *                              Chairman of the Board and Chief Executive Officer
--------------------------------------------                 (Principal Executive Officer) and Director
               (Thomas A. Renyi)

                       *                              Senior Executive Vice President (Principal Financial
--------------------------------------------                 Officer)
              (Bruce Van Saun)

            /s/ Thomas J. Mastro                      Comptroller (Principal Accounting Officer)
--------------------------------------------
               (Thomas J. Mastro)

                       *                              Director
--------------------------------------------
              (J. Carter Bacot)

                       *                              Director
--------------------------------------------
                (Frank J. Biondi, Jr.)

                       *                              Director
--------------------------------------------
              (William R. Chaney)

                       *                              Director
--------------------------------------------
             (Nicholas M. Donofrio)

                       *                              Vice Chairman and Director
--------------------------------------------
                 (Alan R. Griffith)

                       *                              President and Director
--------------------------------------------
               (Gerald L. Hassell)

                  Signature                                          Title
                  ---------                                          ------

                       *                              Director
----------------------------------------------
              (Richard J. Kogan)

                       *                              Director
----------------------------------------------
                 (John A. Luke, Jr.)

                       *                              Director
----------------------------------------------
                 (John C. Malone)

                       *                              Director
----------------------------------------------
                 (Paul Myners)

                       *                              Director
----------------------------------------------
            (Catherine A. Rein)

                       *                              Director
----------------------------------------------
              (William C. Richardson)

                       *                              Director
----------------------------------------------
                (Brian L. Roberts)

_________________

* Patricia A. Bicket, hereby signs this Registration Statement on Form S-3 on the 31st day of May, 2002 on behalf of each of the indicated persons for whom she is attorney-in-fact pursuant to a power of attorney filed herein.

          /s/ Patricia A. Bicket
----------------------------------------------
          Patricia A. Bicket, Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, BNY Capital V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of May, 2002.

                                        BNY CAPITAL V

                                        By: The Bank of New York Company, Inc.,
                                        as Depositor

                                                            *
                                        By:_____________________________________

     Pursuant to the requirements of the Securities Act of 1933, as amended, BNY Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of May, 2002.

                                        BNY Capital VI

                                        By: The Bank of New York Company, Inc.,
                                        as Depositor

                                                            *
                                        By:_____________________________________

     Pursuant to the requirements of the Securities Act of 1933, as amended, BNY Capital VII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of May, 2002.

                                        BNY Capital VII

                                        By: The Bank of New York Company, Inc.,
                                        as Depositor

                                                            *
                                        By:_____________________________________

     Pursuant to the requirements of the Securities Act of 1933, as amended, BNY Capital VIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of May, 2002.

                                        BNY Capital VIII

                                        By: The Bank of New York Company, Inc.,
                                        as Depositor

                                                            *
                                        By:_____________________________________

* Patricia A. Bicket, hereby signs this Registration Statement on Form S-3 on the 31st day of May, 2002 on behalf of each of the indicated persons for whom she is attorney-in-fact pursuant to a power of attorney filed herein.

     /s/ Patricia A. Bicket
-----------------------------------------
Patricia A. Bicket, Attorney-in-Fact

                                       3